UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Explanatory Note

We are filing this revised definitive proxy statement (i) to reflect our previously announced anticipated leadership changes, including the increase in the size of our board of directors and the appointment of Geoffrey S. Martha as a director and President effective November 1, 2019, the retirement in April 2020 of Omar Ishrak as our Chief Executive Officer and the appointment of Mr. Martha to such position, and certain changes to their respective compensatory arrangements, in each case as described further herein, (ii) to update “Proposal 1 – Election of Directors” in this proxy statement and revise the proxy card, in each case to include Mr. Martha as a director nominee to hold office until the 2020 Annual General Meeting of the Company, (iii) to confirm that Proposals 4, 5 and 6 are considered routine matters under New York Stock Exchange rules, and (iv) to conform Proposal 3 to the related disclosure contained in the Compensation Discussion and Analysis section. No other changes have been made and this revised definitive proxy statement will be distributed to our shareholders in lieu of the original definitive proxy statement.

PROXY STATEMENT

and **Notice of 2019** Annual General Meeting of Shareholders

Friday, Dec. 6, 2019 ■ 8 a.m. local time ■ **Dublin**, Ireland

Medtronic

NOTICE OF ANNUAL GENERAL MEETING

Friday, December 6, 2019

8:00 a.m. local time

Shelbourne Hotel, 27 St. Stephen’s Green, Dublin, Ireland

MEETING AGENDA

1.	Electing, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2020 Annual General Meeting of the Company;
2.	Ratifying, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2020 and authorizing, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration;
3.	Approving, on an advisory basis, the Company’s executive compensation;
4.	Renewing the Board of Directors’ authority to issue shares under Irish law;
5.	Renewing the Board of Directors’ authority to opt out of pre-emption rights under Irish law;
6.	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares;
7.	Receiving and considering the Company’s Irish Statutory Financial Statements for the fiscal year ended April 26, 2019 and the reports of the directors and auditors thereon, and reviewing the affairs of the Company; and
8.	Transacting any other business that may properly come before the meeting.

Proposals 1, 2, 3, 4 and 6 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. Proposal 5 is a special resolution requiring at least 75% of the votes cast at the meeting to be approved. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 26, 2019, or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

RECORD DATE

Shareholders of record at the close of business on October 10, 2019, are entitled to vote at the meeting.

ONLINE PROXY DELIVERY AND VOTING

As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders, and our Irish statutory financial statements available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual General Meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice will be mailed to shareholders on or about October 24, 2019 and will provide instructions on how you may access and review the proxy materials on the Internet and how to vote.

ADMISSION TO THE ANNUAL GENERAL MEETING

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and either request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or Notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

September 30, 2019

By order of the Board of Directors,

Bradley E. Lerman

Senior Vice President, General Counsel and Company Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on December 6, 2019: This proxy statement, the Company’s 2019 Annual Report to Shareholders and our Irish Statutory Financial Statements for the year ended April 26, 2019, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.
If possible, please vote your shares over the Internet using the instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and vote using the toll-free telephone number on the proxy card or by marking, signing, dating and mailing your proxy form in the postage-paid envelope that will be provided. All proxies will be forwarded to the Company’s registered office electronically. Voting by any of these methods will not limit your right to vote in person at the Annual General Meeting.

Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the Annual General Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1 and 3 are considered non-routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

TABLE OF CONTENTS

PROXY SUMMARY	05

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	11

PROPOSAL 1 – ELECTION OF DIRECTORS	12
Directors and Nominees	12

CORPORATE GOVERNANCE	19
Our Corporate Governance Principles	19
Lead Independent Director and Chairman; Executive Sessions	19
Board Role in Risk Oversight	20
Compensation Risk Assessment	20
Committees of the Board and Meetings	21
Director Independence	26
Related Party Transactions and Other Matters	26
Complaint Procedure; Communications with Directors	27
Our Codes of Conduct	27
Director Compensation	28

SHARE OWNERSHIP INFORMATION	30
Significant Shareholders	30
Beneficial Ownership of Management	30
Delinquent Section 16(a) Reports	31

COMPENSATION DISCUSSION AND ANALYSIS	32
Executive Summary	32
Participants in Executive Compensation Design and Decision-Making Process	37
Executive Compensation Program Design	38
How We Establish Executive Compensation Levels	39
Fiscal Year 2019 Compensation Decisions	40
Fiscal Year 2019 Annual Medtronic Incentive Plan (“MIP”) Design	41
Fiscal Year 2019 Long-Term Incentive Plan (LTIP) Design	43
Fiscal Year 2019 Annual and Long-Term Incentive Plan Payouts	45
Other Benefits and Perquisites	47
Executive Compensation Governance Practices and Policies	49

COMPENSATION COMMITTEE REPORT	50

EXECUTIVE COMPENSATION	51
2019 Summary Compensation Table	51
2019 Grants of Plan-Based Awards	54
2019 Outstanding Equity Awards at Fiscal Year End	55
2019 Option Exercises and Stock Vested	58
2019 Pension Benefits	58
2019 Nonqualified Deferred Compensation	59
Potential Payments Upon Termination or Change of Control	62
Equity Compensation Plan Information	64

REPORT OF THE AUDIT COMMITTEE	65

AUDIT AND NON-AUDIT FEES	66

PROPOSAL 2 – NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET AUDITOR REMUNERATION	67

PROPOSAL 3 – ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)	68

PROPOSAL 4 – RENEWAL OF THE BOARD’S AUTHORITY TO ISSUE SHARES UNDER IRISH LAW	69

PROPOSAL 5 – RENEWAL OF THE BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW	70

PROPOSAL 6 – AUTHORIZATION OF THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES	71

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	72

Voting by Proxy	72
How Proxies will be Voted	72
Voting at the Meeting	73
Admission to the Meeting	73

OTHER INFORMATION	74
Expenses of Solicitation	74
Shareholder Proposals and Director Nominations	74
Delivery of Documents to Shareholders Sharing an Address	74
Other	75

APPENDIX A – FINANCIAL AND NON-GAAP RECONCILIATIONS	A-1

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PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2019 Annual General Meeting of Shareholders

Date and Time:	Friday, December 6, 2019 at 8:00 a.m. (Local Time)

Place:	Shelbourne Hotel 27 St. Stephen’s Green Dublin, Ireland

Commence Mail Date:	October 24, 2019

Record Date:	October 10, 2019

Advance Voting Methods and Deadlines

Method	Instruction	Deadline
Internet	■ Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

■  Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 3, 2019

■  Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 5, 2019

Telephone	■ Dial 1-800-690-6903 and follow the instructions (have your proxy card or internet notice in hand when you call)

■  Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 3, 2019

■  Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 5, 2019

Mail

■  If you received paper copies of our proxy materials, mark your selections on the enclosed proxy card

■  Date and sign your name exactly as it appears on proxy card

■  Promptly mail the proxy card in the enclosed postage-paid envelope

Return promptly to ensure it is received before the date of the Annual General Meeting

■  Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 3, 2019

■  Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 5, 2019

Questions and Answers About Attending our Annual General Meeting and Voting

We encourage you to review the questions and answers about our Annual General Meeting and voting beginning on page 72 to learn more about the rules and procedures surrounding the proxy and Annual General Meeting process, as well as the business to be conducted at our Annual General Meeting. If you plan to attend the Annual General Meeting in person, we direct your attention to the information following “Admission to the Meeting” on page 73.

IF YOU WISH TO ATTEND THE ANNUAL GENERAL MEETING, YOU MUST EITHER REQUEST AN ADMISSION TICKET IN ADVANCE OR BRING PROOF OF OWNERSHIP OF ORDINARY SHARES TO THE MEETING.
YOUR VOTE IS IMPORTANT! PLEASE CAST YOUR VOTE AND PLAY A PART IN THE FUTURE OF MEDTRONIC.

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Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information
Proposal 1 —	To elect, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2020 Annual General Meeting of the Company	“FOR” all nominees	Page 12
Proposal 2 —	To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2020 and to authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration	“FOR”	Page 67
Proposal 3 —	To approve in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 68
Proposal 4 —	To renew the Board’s authority to issue shares	“FOR”	Page 69
Proposal 5 —	To renew the Board’s authority to opt out of pre-emption rights	“FOR”	Page 70
Proposal 6 —	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares	“FOR”	Page 71

Director Nominees

You are being asked to vote, by separate resolutions, on the election of the following twelve Directors. Each Director nominee is elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 13.

					Committee Memberships						Other Current
		Director									Public
Name	Age(1)	Since	Principal Position	Indep.	AC	CC	FFRC	NCGC	QC	TVCC	Boards(1)
Richard H. Anderson	64	2002	President and Chief Executive Officer of Amtrak	Y	M	M	M	M			—
Craig Arnold	59	2015	Chairman and Chief Executive Officer of Eaton Corporation	Y		C	M			M	1
Scott C. Donnelly(2)	57	2013	Chairman, President and Chief Executive Officer of Textron, Inc.	Y		M		C		M	1
Andrea J. Goldsmith, Ph.D.	54	2019	Professor, Stanford University, Stephen Harris, School of Engineering and Department of Electrical Engineering	Y			M		M	M	1
Randall J. Hogan, III	63	2015	Chairman of nVent Electric plc	Y	C	M		M			1
Omar Ishrak	63	2011	Chairman and Chief Executive Officer of Medtronic plc	N							1
Michael O. Leavitt	68	2011	Founder and Chairman of Leavitt Partners	Y			M		M	C	1
James T. Lenehan	70	2007	Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Y	M				M	M	—
Geoffrey S. Martha	49	2019(3)	President of Medtronic plc(3)	N							—
Elizabeth G. Nabel, M.D.	67	2014	President of Brigham Health and Professor of Medicine, Harvard Medical School	Y	M				C	M	1
Denise M. O’Leary	61	2000	Private Venture Capital Investor	Y			C	M	M		1
Kendall J. Powell	65	2007	Retired Chairman and Chief Executive Officer of General Mills, Inc.	Y		M	M	M			—
(1)	As of July 1, 2019.
(2)	Lead Independent Director.
(3)	Effective November 1, 2019.

AC:	Audit Committee	NCGC:	Nominating and Corporate Governance Committee	C:	Chair
CC:	Compensation Committee	QC:	Quality Committee	M:	Member
FFRC:	Finance and Financial Risk Committee	TVCC:	Technology and Value Creation Committee

Corporate Governance Highlights

Strong Lead Independent Director See page 19	Annual Board and Committee Evaluation Processes See page 19	Robust Risk Management Program See page 20

Stock Ownership Guidelines for Named Executive Officers and Directors See pages 29 and 49	Annual Board of Director Elections and Majority Voting for Directors See page 12	Regular Executive Sessions of Independent Directors See page 19

ESG Oversight Responsibility See page 24	Sustainability and Citizenship Highlights See page 10	Proxy Access See page 19

High Ethical Standards Established in Written Policies and Actions (Includes Codes of Conduct, U.S. Patient Privacy Principles,
Political Contribution Policy, and Policies Regarding Environmental, Health and Safety and the Use of Animals)
See page 27 and our investor relations website

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2019 Board Composition

2019 Board Skills

Executive Leadership	Financial Expertise	Health Care Expertise	Marketing Expertise

ESG Expertise	Experience with Large Complex Organizations	Global Operations Experience	Regulatory/Political/ Health Care Policy Experience

Public Company Board Experience	Strategic Planning Expertise	Technology Experience	Institutional Investor Experience

Shareholder Outreach on Governance

We recognize the value of shareholder engagement and take a proactive approach to shareholder outreach on governance matters. Every year, we reach out to our 20 largest institutional investors, owning over 40% of our outstanding shares, to seek input on governance, executive compensation, strategic issues and to address their questions and concerns. We bring feedback from our shareholders to our Board; such feedback is instrumental to the Board’s decision-making process.

ENGAGEMENT CYCLE

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Performance Highlights

Medtronic is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world. Fiscal year 2019 was a strong year for Medtronic. The company executed on its broad, sustainable growth strategy, driving therapy innovation and global market penetration. Medtronic also delivered on its commitments, with record revenue and solid operating margin expansion and earnings per share growth, all of which resulted in a very strong improvement in free cash flow. The company deployed its capital in line with its stated priorities, balancing the return of cash to our shareholders with disciplined reinvestment in its businesses.

During fiscal year 2019, Medtronic delivered record revenue of $30.6 billion, growing in the mid-single digits(1) for the seventh consecutive year, with these results driven by growth across its business groups and geographic regions. The company made progress on its robust pipeline, resulting in several product launches through the year, and advanced several major product lines that are on track to launch over the course of fiscal year 2020. In the emerging markets, Medtronic expanded access to its therapies around the world, resulting in double-digit revenue growth(1).

Medtronic executed on its Enterprise Excellence programs, leveraging its size and scale to drive improved effectiveness and efficiency across the company. This resulted in non-GAAP operating margin improvement, which coupled with Medtronic’s solid revenue growth, contributed to high-single digit non-GAAP diluted earnings per share growth(1). In addition, Medtronic made significant progress in improving its free cash flow generation, with fiscal year 2019 free cash flow of $5.9 billion growing 62%. Importantly, this represented a conversion of non-GAAP earnings to free cash flow of 83%, above the conversion target set by management in June 2018, one to two years ahead of schedule.

Medtronic strategically deployed its capital, investing in future growth platforms with a focus on returns, while at the same time increasing its return to shareholders. In fiscal year 2019, Medtronic returned $4.6 billion to its shareholders in the form of dividends and net share repurchases, meeting its commitment of returning a minimum of 50 percent of its free cash flow to its shareholders.

The company continues to create distinct competitive advantages and capitalize on the long-term trends in healthcare: namely, the desire to improve clinical outcomes; the growing demand for expanded access to care; and the optimization of cost and efficiency within healthcare systems. These trends, along with an aging population in most countries, produce secular growth tailwinds that Medtronic believes represent sustainable, long-term opportunities for the company. In addition, the company expects the investments it has made in its pipeline to begin paying off, with major upcoming product launches that are expected to accelerate revenue growth.

Most importantly, in its fiscal year 2019, Medtronic served 75 million patients - more patients, in more places around the world, than in any year in its history. More than two patients are benefitting from Medtronic therapies and services every second. This is a direct result of the dedication and passion of over 90,000 employees, collaborating with the company’s partners in healthcare, to fulfill the Medtronic Mission.

A few of the company’s more notable fiscal year 2019 performance highlights include the following:

■	Achieved revenue of $30.6 billion, GAAP net income of $4.6 billion, and non-GAAP net income of $7.1 billion.
■	Expanded non-GAAP operating margins by 120 basis points, or 50 basis points on a constant currency basis.
■	Generated $5.9 billion in free cash flow, representing growth of 62%.
■	Returned $4.6 billion to shareholders in the form of dividends and net share repurchases. Increased its cash dividend by 9 percent, the 41st consecutive year of increasing its dividend payment.
■	Delivered solid, balanced geographic revenue growth, with mid-single digit growth(1) in the United States, low-single digit growth(1) in Non-U.S. Developed Markets, and double-digit growth(1) in Emerging Markets.
■	The Cardiac & Vascular Group (CVG) grew revenues in the low-single digits(1), as the group continued to leverage its breadth of products and services, as well as its strong positions in important, rapidly expanding markets to drive sustainable growth. The group had double digit growth(1) in transcatheter aortic heart valves, cryo ablation catheters for atrial fibrillation, anti-infection products, and treatments for superficial veins.
■	The Minimally Invasive Therapies Group (MITG) grew revenues in the mid-single digits(1) and continued to benefit from five key growth drivers: Advancing Minimally Invasive Surgery, or MIS, Advanced Parameters & Informatics, Gastrointestinal Disease,Renal Disease, and Specialty Diversification. The group had a strong year in Advanced Surgical, driven by growth from new products including Ligasure™ vessel sealing instruments with innovative nano-coating, Tri-Staple™ 2.0 endo stapling specialty reloads, and the Signia™ powered stapler.
■	The Restorative Therapies Group (RTG) grew revenues in the high-single digits(1). Group growth was driven by double digit growth(1) in Neurovascular, Neurosurgery, and Pain Therapies, as the company launched new products for stroke treatment, robotic spine surgery, and spinal cord stimulation, respectively.
■	The Diabetes Group grew revenues in the low-double digits(1), driven by patient demand for the MiniMed® 670G hybrid closed loop system, with over 175,000 active users of the system globally.

(1)	Growth rates represent comparisons to fiscal year 2018 on a comparable, constant currency basis, which excludes currency and the impact of the July 29, 2017, divestiture of Medtronic’s Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses. Diluted earnings per share used in these calculations is considered a non-GAAP financial measure under applicable SEC rules and regulations. Reconciliations from the most directly comparable GAAP financial measures to the non-GAAP financial measures are included in Appendix A of this proxy statement.

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Executive Compensation Philosophy

Our compensation programs align the interests of all our executives, including NEOs, with those of our shareholders. Our programs are market-competitive to ensure we attract, retain and engage highly talented executives with compensation packages established pursuant to the following principles:

■	Market-Competitive. We benchmark and assess our program annually to ensure market-competitive total direct compensation consisting of base salary, an annual cash incentive and long-term cash and equity incentives.
■	Pay for Performance. We emphasize pay for performance by fixing at least 75% of NEO target total direct compensation (base salary + target annual incentive + target long-term incentive) on the attainment of annual and long-term Company performance goals.
■	Market Median Pay. We position each element of total direct compensation (base salary + annual incentive + long-term incentives) within a market median range that is +/-15% of median for base salary and annual incentive and +/-20% of median for long-term incentives and total direct compensation. Performance that is above or below the median of our 27-company comparison group (“Comparison Group”) will generate compensation that is above or below the median compensation for the same group.
■	Comprehensive Benefit Programs. We enhance competitive total direct compensation with comprehensive employee benefit programs that support retirement, health and wellness. NEOs have the same health and retirement benefits as all Medtronic executives.
■	Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.
■	Focus on Quality. We emphasize quality: payouts under our annual incentive plan can be reduced if a quality compliance modifier performance threshold is not achieved. The quality modifier, which may reduce but not increase a payout, is designed to align Medtronic employees with the Medtronic Mission, “To strive without reserve for the greatest possible reliability and quality in our products...”. The modifier uses Food and Drug Administration inspection observations to provide a standardized and rigorous assessment of our product and process quality.

Executive Compensation Program Design

CHIEF EXECUTIVE OFFICER TARGET TOTAL DIRECT COMPENSATION COMPONENTS	AVERAGE OTHER NAMED EXECUTIVE OFFICER TARGET TOTAL DIRECT COMPENSATION COMPONENTS

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Sustainability and Citizenship Highlights

Medtronic’s approach to environmental, social and governance (“ESG”) is grounded in our Mission which articulates the Company’s purpose and acknowledges our responsibility to contribute to human welfare; deliver the highest-quality products, therapies and services to patients; make a fair profit; recognize the personal worth of employees; and maintain good citizenship as a company.

Recognizing the significant impact that ESG has on our ability to achieve sustainable growth, the Nominating and Governance Committee of the Company’s Board of Directors has responsibility to review the Company’s ESG performance, including the impacts of our operations on society and the environment.

An executive-level Sustainability Steering Committee, chaired by our Chief Financial Officer, oversees the Company’s sustainability strategy, which is focused primarily on performance related to the following priority issues:

SUSTAINABILITY STRATEGY

Access	Product Quality	Ethics in Sales & Marketing	Responsible Supply Management	Product Stewardship
Working with health systems around the world – sharing technologies, services, resources, and expertise – to remove barriers to affordable treatment of chronic disease	Implementing industry– leading lifecycle processes, quality culture, and regulatory compliance programs that ensure our products and services clearly comply with the highest standards of safety and reliability	Implementing industry–leading programs and culture initiatives that promote responsible business practices in the marketing, communication, and promotion of our products and services	Leveraging best practices to develop and implement programs that enhance product quality, worker rights, and environmental protection throughout our supply chain	Establishing a programmatic approach to eliminating materials of concern and minimizing the lifecycle footprint of our products and packaging

Our Sustainability Program Office monitors activities related to our material issues, as well as emerging risks, and escalates them to the Sustainability Steering Committee as appropriate. The program office also tracks long-term internal targets related to each priority issue.

In recent years, Medtronic has launched a Global Human Rights program, a Responsible Supply Management program and Product Stewardship program to embed management of these issues and ensure compliance with emerging regulations and customer expectations.

Medtronic releases an Integrated Performance Report annually, which follows the Global Reporting Initiative and Sustainability Accounting Standards Board Reporting Frameworks. This report outlines our management approach and performance related to our five priority issues and 8 other issues identified as vital to our success:

■	corporate governance
■	device security
■	financial strength
■	philanthropy
■	post-market surveillance
■	Stakeholder engagement
■	talent, and
■	trial data

The statement above provides information on Medtronic’s activities related to the four overarching areas outlined in the Task-force for Climate-related Financial Disclosure (TCFD) framework: Governance, Strategy, Risk Management, and Metrics/Targets.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the benefits of Medtronic’s acquisitions, product launches and business strategies, and Medtronic’s intent to return capital to shareholders through dividends and share repurchases. These and other forward looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

Effective November 1, 2019 , our Board of Directors will have twelve members, all of whom will serve until the 2019 Annual General Meeting. All nominees are currently Medtronic directors who were elected by shareholders at the 2018 Annual General Meeting, other than Andrea J. Goldsmith, Ph.D. and Geoffrey S. Martha. On March 11, 2019, Dr. Goldsmith was appointed by our Board of Directors as an independent director upon the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee engaged a third-party search firm to identify qualified candidates, including Dr. Goldsmith, and each Board member had an opportunity to meet with Dr. Goldsmith prior to her appointment to confirm that her appointment would further the Board’s commitment to seek out candidates with diverse backgrounds, skills and experiences. As previously announced, on August 23, 2019 our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, approved the appointment of Geoffrey S. Martha as a director effective November 1, 2019. Mr. Martha’s appointment to the Board coincides with his appointment as President of Medtronic. Following the end of fiscal year 2020, on April 26, 2020, current Chairman and Chief Executive Officer Omar Ishrak will retire as Chief Executive Officer and will become Executive Chairman of the Board. Mr. Martha will become Chief Executive Officer of Medtronic effective as of April 27, 2020.

In order to be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. If a nominee becomes unable or declines to serve, the individuals acting as proxies will have the authority to vote for any substitute who may be nominated in accordance with Medtronic’s Articles of Association. We have no reason to believe this will occur.

The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Company Secretary in writing at Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, D02 XH02, Ireland. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, it considers candidates from a variety of sources, including third-party search firms that assist with identifying, evaluating and conducting due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to review biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Governance Principles. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, we seek directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. When evaluating candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience, and community involvement, and input from other members of the Board.

After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to individuals who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other nominees and evaluations as it deems appropriate.

Shareholders who intend to appear at the Annual General Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy) must comply with the procedures in Medtronic’s Articles of Association, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 74 of this proxy statement.

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Nominees for director for one-year terms ending in 2020:

RICHARD H. ANDERSON President and Chief Executive Officer Amtrak	Director since 2002 Age 64

Mr. Anderson has been President and Chief Executive Officer of Amtrak, an intercity passenger rail service provider, since July 2017. From 2007 until May 2016, Mr. Anderson served as Chief Executive Officer and a director of Delta Air Lines, Inc., a commercial airline. Upon retiring as Chief Executive Officer of Delta Air Lines, Inc., he became the Executive Chairman of the board of directors of Delta Air Lines, Inc. until October 2016. He was Executive Vice President of UnitedHealth Group Incorporated, a diversified health care company, from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Mr. Anderson is a former director of Delta Air Lines, Inc.

Committees: Audit, Compensation, Finance and Financial Risk, and Nominating and Corporate Governance

Other Public Company Directorships: None

Director Qualifications: Mr. Anderson’s qualifications to serve on our Board include his more than 25 years of business, operational, financial and executive management experience. He has also served on the board of directors of another public company. Mr. Anderson’s extensive experience, including within the health care industry and for Fortune 500 companies, allows him to contribute valuable strategic management and risk assessment insight to Medtronic. Additionally, Mr. Anderson qualifies as an “audit committee financial expert” as defined by SEC rules.

CRAIG ARNOLD Chairman and Chief Executive Officer Eaton Corporation	Director since 2015 Age 59

Mr. Arnold has been Chairman and Chief Executive Officer of Eaton Corporation, a power management company, since June 2016. From September 2015 to May 2016, Mr. Arnold served as President and Chief Operating Officer of Eaton Corporation. Prior to that, Mr. Arnold served as the Vice Chairman and Chief Operating Officer, Industrial Sector, of Eaton Corporation. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and Group Executive of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold was appointed to the Board of Directors of Eaton Corporation in 2015. Mr. Arnold is a former director of Covidien plc.

Committees: Compensation (Chair), Finance and Financial Risk, and Technology and Value Creation

Other Public Company Directorships: Eaton Corporation

Director Qualifications: With his years of managerial experience, both at Eaton and at General Electric, Mr. Arnold brings to the Board of Directors demonstrated management ability at senior levels. His position as Chief Executive Officer of the Eaton Industrial Sector gives Mr. Arnold critical insights into the operational requirements of a large, multinational company. In addition, in previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results, and generally overseeing the financial reporting process of a large corporation.

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SCOTT C. DONNELLY Chairman, President and Chief Executive Officer Textron, Inc.	Director since 2013 Age 57

Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, and became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Committees: Compensation, Nominating and Corporate Governance (Chair), and Technology and Value Creation

Other Public Company Directorships: Textron, Inc.

Director Qualifications: Mr. Donnelly’s qualifications to serve on our Board include more than two decades of business experience in innovation, manufacturing, sales and marketing, and business processes. Mr. Donnelly also serves on the board of directors of another public company. His extensive executive decision-making experience and corporate governance work make Mr. Donnelly a valuable director.

ANDREA J. GOLDSMITH, PH. D. Professor Stanford University, Stephen Harris, School of Engineering & Department of Electrical Engineering	Director since 2019 Age 54

Dr. Goldsmith has served as the Stephen Harris professor in the School of Engineering at Stanford University since 2012 and has served as a professor, associate professor or assistant professor at Stanford University since January 1999. Dr. Goldsmith also founded and served as Chief Technology Officer of Plume WiFi (formerly, Accerlera, Inc.) from August 2010 to August 2014 and Quantenna Communications, Inc. (formerly, mySource Communications, Inc.) from 2005 to 2009. In addition, Dr. Goldsmith currently serves on the Technical Advisory Boards of Sequans Communications and Cohere Technologies. Dr. Goldsmith is a frequent lecturer and writer regarding wireless technologies.

Committees: Finance and Financial Risk, Quality, and Technology and Value Creation

Other Public Company Directorships: Crown Castle International Corp.

Director Qualifications: Dr. Goldsmith’s qualifications to serve on our Board include her nationally recognized status in science and engineering, as a member of the National Academy of Engineering and the American Academy of Arts and Sciences and as a Fellow of the Institute of Electrical and Electronics Engineers. Dr. Goldsmith also serves on the board of directors of another public company. Dr. Goldsmith’s academic research focuses on the design, analysis, and fundamental performance limits of wireless systems and networks, as well as in the application of communication theory and signal processing to neuroscience, and her insights and perspectives on the intersection between fundamental science and technology developments and commercial innovation make her a valuable member of our Board.

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RANDALL J. HOGAN, III Chairman nVent Electric plc	Director since 2015 Age 63

Mr. Hogan has been the Chairman of nVent Electric plc, a manufacturing company for electrical connection and protection products, since May 2018. From January 2001 until May 2018, Mr. Hogan served as Chief Executive Officer of Pentair plc, an industrial manufacturing company and was appointed Chairman in May 2002. From December 1999 to December 2000, he was President and Chief Operating Officer of Pentair, from March 1998 to December 1999 he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of the Carrier Transicold Division of United Technologies Corporation. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan is the past Chair of the board of the Federal Reserve Bank of Minneapolis. Mr. Hogan is a former director of Covidien plc. and Pentair plc.

Committees: Audit (Chair), Compensation, and Nominating and Corporate Governance

Other Public Company Directorships: nVent Electric plc

Director Qualifications: Serving as Chairman of nVent Electric plc and having served in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business acumen. Running a public company gave Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys as well as on the Board of the Federal Reserve Bank of Minneapolis and service as former Chair of the Audit Committee of Covidien plc further augments his range of knowledge, providing experience on which he can draw while serving as a member of our Board and Audit Committee. Additionally, Mr. Hogan qualifies as an “audit committee financial expert” as defined by SEC rules.

OMAR ISHRAK Chairman and Chief Executive Officer Medtronic plc	Director since 2011 Age 63

Mr. Ishrak has been Chairman and Chief Executive Officer of Medtronic since 2011. Effective as of April 26, 2020, Mr. Ishrak will retire as Chief Executive Officer, become Executive Chairman, and continue to serve as Chairman of the Board. Prior to joining Medtronic, Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a comprehensive provider of medical imaging and diagnostic technology, from 2009 to 2011. Before that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Other Public Company Directorships: Intel Corporation

Director Qualifications: Mr. Ishrak’s qualifications to serve on our Board include his more than 30 years in the health care industry and more than 35 years of technology development and business management experience. Mr. Ishrak’s strong technical expertise and deep understanding of our customers, as well as his long history of success as a global executive in the medical technology industry, make him a valuable and qualified director with critical technical, leadership and strategic skills.

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MICHAEL O. LEAVITT Founder and Chairman Leavitt Partners	Director since 2011 Age 68

Governor Leavitt has been founder and Chairman of Leavitt Partners, a family of healthcare companies focused on value based healthcare policy, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003. Governor Leavitt is a former director of Health Equity, Inc.

Committees: Finance and Financial Risk, Quality, and Technology and Value Creation (Chair)

Other Public Company Directorships: American Express Company

Director Qualifications: Governor Leavitt’s qualifications to serve on our Board include his extensive management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern; and overseeing Leavitt Partners, LLC’s work advising and investing in health care. Governor Leavitt’s decades of leadership experience with valuable knowledge of the governmental regulatory environment and corporate governance makes him a valuable member of our Board.

JAMES T. LENEHAN Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Director since 2007 Age 70

Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004, when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004, including serving as Senior Advisor of Cerberus Operations and Advisory Company, LLC, a private investment firm. Mr. Lenehan is a former director of Talecris Biotherapeutics Holding Corp.

Committees: Audit, Quality, and Technology and Value Creation

Other Public Company Directorships: None

Director Qualifications: Mr. Lenehan’s qualifications to serve on our Board include over 32 years of business, operational and management experience in medical device, pharmaceutical, biotherapeutics and related industries. He also serves on the board of directors of private companies. His management ability at senior levels and financial experience make his input valuable to Medtronic. Additionally, Mr. Lenehan qualifies as an “audit committee financial expert” as defined by SEC rules.

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GEOFFREY S. MARTHA President, as of November 1, 2019 Medtronic plc	Director as of November 1, 2019 Age 49

Mr. Martha currently serves as Executive Vice President and President of the Restorative Therapies Group, a role he has held since June 2015. Effective November 1, 2019, Mr. Martha will become President of Medtronic and a member of the Board. Effective April 27, 2020, Mr. Martha will become Chief Executive Officer of Medtronic. Previously, Mr. Martha served as Senior Vice President of Strategy and Business Development of the Company beginning in January 2015 and of Medtronic, Inc. beginning in August 2011. Prior to that, he served as Managing Director of Business Development at GE Healthcare from April 2007 to July 2011; General Manager for GE Capital Technology Finance Services from November 2003 to March 2007; Senior Vice President, Business Development for GE Capital Vendor Financial Services from February 2002 to October 2003; General Manager for GE Capital Colonial Pacific Leasing from February 2001 to January 2002; and Vice President, Business Development for Potomac Federal, the GE Capital federal financing investment bank from May 1998 to January 2001.

Other Public Company Directorships: None

Director Qualifications: Mr. Martha’s qualifications to serve on our Board include more than twenty years in business management, with over ten years in the health care industry. Mr. Martha’s strong business experience leading our Restorative Therapies Group, as well as his history of success in development, implementation and execution of corporate strategy and executive management, make Mr. Martha a qualified and valuable member of our Board.

ELIZABETH G. NABEL, M.D. President of Brigham Health Professor of Medicine, Harvard Medical School	Director since 2014 Age 67

Dr. Nabel has been President of Brigham Health, hospitals and physician organizations operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies, research laboratories, and postgraduate medical and scientific education and training programs, as well as Harvard Medical School’s second largest teaching affiliate. Dr. Nabel has also been a Professor of Medicine at Harvard Medical School since 2010. Prior to that, Dr. Nabel held a variety of roles, including Director, at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training, and education programs to promote the prevention and treatment of heart, lung, and blood diseases, from 1999 to 2009. Dr. Nabel is an elected member of the National Academy of Medicine of the National Academy of Sciences.

Committees: Audit, Quality (Chair), and Technology and Value Creation

Other Public Company Directorships: Moderna, Inc.

Director Qualifications: Dr. Nabel’s qualifications to serve on the Board include extensive experience in the health care field, including senior positions with a number of research universities and organizations. Dr. Nabel has a deep understanding of medical sciences and innovations, as well as physicians and other health care providers who are central to the use and development of our products. Additionally, Dr. Nabel qualifies as an “audit committee financial expert” as defined by SEC rules.

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DENISE M. O’LEARY Private Venture Capital Investor	Director since 2000 Age 61

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Ms. O’Leary is a former director of US Airways Group, Inc. and Calpine Corporation.

Committees: Finance and Financial Risk (Chair), Nominating and Corporate Governance, and Quality

Other Public Company Directorships: American Airlines Group, Inc.

Director Qualifications: Ms. O’Leary’s qualifications to serve on our Board include her extensive experience with companies at a variety of stages and her success as an investor. She also serves on the boards of directors of other public companies. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

KENDALL J. POWELL Retired Chairman and Chief Executive Officer General Mills, Inc.	Director since 2007 Age 65

Mr. Powell was Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, from 2008 until December 2017 and was Chief Executive Officer of General Mills, Inc. from 2007 until June 2017. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006. He was Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979. Mr. Powell is a former director of General Mills, Inc.

Committees: Compensation, Finance and Financial Risk, and Nominating and Corporate Governance

Other Public Company Directorships: None

Director Qualifications: Mr. Powell’s qualifications to serve on our Board include more than three decades of business, operational and management experience. Mr. Powell also served on the board of directors of another public company. His extensive marketing and executive decision-making experience and corporate governance work make Mr. Powell a valuable director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Our Corporate Governance Principles

The Board of Directors has adopted Principles of Corporate Governance (the “Governance Principles”), last amended August 2017. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

■	A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Omar Ishrak and Geoffrey S. Martha are employees and are not independent.

■	Medtronic maintains Audit, Compensation, Finance and Financial Risk, Nominating and Corporate Governance, Quality, and Technology and Value Creation Committees, which consist entirely of independent directors.

■	The Board conducts an annual self-evaluation to assess its performance.

Our Governance Principles, the charters of our Audit, Compensation, Finance and Financial Risk, Nominating and Corporate Governance, Quality, and Technology and Value Creation Committees and our codes of conduct are published on our website at www.medtronic.com/us-en/about/corporate-governance.html. These materials are available in print to any shareholder upon request. From time to time, the Board reviews and updates these documents as it deems necessary and appropriate to keep abreast of governance regulations.

Lead Independent Director and Chairman; Executive Sessions

Mr. Ishrak, our Chief Executive Officer, also serves as Chairman of the Board. The Board believes it is appropriate for Mr. Ishrak to serve as Chairman of the Board due to his extensive knowledge of, and experience in, the global health care industry generally and in the medical device industry specifically. This knowledge and experience is critical in identifying strategic priorities and providing unified leadership in the execution of strategy. We believe that Mr. Ishrak’s experience and knowledge as the CEO and Chairman is an asset to Medtronic and promotes efficient board functioning, with independent board leadership provided by our “Lead Independent Director”.

Under Medtronic’s Principles of Corporate Governance, the independent directors annually elect a Lead Independent Director to ensure periodic refreshment of Board leadership roles. Our current Lead Independent Director is Scott C. Donnelly who replaced Richard H. Anderson on July 1, 2017.

As Lead Independent Director, Mr. Donnelly’s duties include:

■	presiding as chair of regularly scheduled meetings of the independent directors, and presiding as chair of Board meetings at which Mr. Ishrak is not in attendance;

■	reviewing and approving the agenda for each meeting of the Board of Directors and each of its committees;

■	leading Board discussion;

■	overseeing the directors’ annual evaluation of the Board and each of its committees and advising Mr. Ishrak on the conduct of Board meetings;

■	facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two;

■	overseeing the process for identifying and evaluating Board nominees, as the chair of the Nominating and Corporate Governance Committee;

■	leading the process for assessing appropriate committee leadership and membership on a periodic basis;

■	recommending, as appropriate, changes to governance policies and practices;

■	reviewing all committee materials even for committees on which he does not serve; and

■	acting as the focal point on the Board for suggestions from non-management directors, especially on sensitive issues.

In keeping with Medtronic’s commitment to corporate governance best practices, Mr. Donnelly also takes the lead in both the Board’s ongoing, thoughtful evaluation of Medtronic’s governance structure and constructive shareholder engagement on emerging governance issues. Medtronic’s accountability to its shareholders is clearly indicated by its openness to their engagement, including through its proxy access policy and strong Lead Independent Director. In this role, Mr. Donnelly ensures that he is available, if appropriately requested by shareholders, for consultation and direct communication.

Four regular meetings of our Board were held in fiscal year 2019. At each Board meeting, our independent directors meet in executive session with no Company management present, as did each of our committees.

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Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition-related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks that program has identified. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

■	Audit Committee: Assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

■	Finance and Financial Risk Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.

■	Compensation Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

■	Quality Committee: Assists the Board of Directors in its oversight of risk relating to product quality and safety, cybersecurity, and research.

■	Technology and Value Creation Committee: Assists the Board of Directors in its oversight of risk relating to product technology and the Company’s position with regard to technological innovation.

Compensation Risk Assessment

We conducted a risk assessment of our compensation policies and practices during fiscal year 2019 and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc. (FW Cook). We evaluated our compensation plans and practices against the established framework and noted the following:

■	Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a material component of total compensation for most Medtronic employees.

■	Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance and between cash and equity compensation. In addition, our practice of establishing long-term incentive performance targets at the beginning of each of our overlapping three-year performance periods reduces the incentive to maximize performance during any one year.

■	Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different from the long-term performance measures.

■	Executives and directors are subject to stock ownership and retention guidelines that require directors to maintain ownership of Medtronic stock equal to five (5) times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times his annual salary, and the other NEOs to maintain Medtronic stock equal to three (3) times their annual salary. Until the ownership guideline is met, the CEO and directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares.

■	Medtronic has implemented policies designed to recoup payments or gains from incentive and equity compensation improperly paid or granted to executives.

■	No compensation programs, policies or practices were likely to have a material adverse impact on Medtronic.

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Committees of the Board and Meetings

Our standing Board committees consist solely of independent directors, as defined in the New York Stock Exchange (“NYSE”) Corporate Governance Standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2019. In addition, it has been the longstanding practice of Medtronic for all directors to attend the Annual General Meeting of Shareholders. All directors serving at that time attended the last Annual General Meeting.

The following table summarizes (i) the membership of the Board as of the end of fiscal year 2019, (ii) the members of each of the Board’s standing committees as of the end of fiscal year 2019 (other than for Dr. Goldsmith, who was appointed to the committees noted effective June 21, 2019), and (iii) the number of times each standing committee met during fiscal year 2019. As an employee director effective November 1, 2019, Mr. Martha is not expected to serve on any committees of our board. Following Mr. Ishrak’s retirement as our Chief Executive Officer on April 26, 2020 and Mr. Martha’s appointment to that same position, Mr. Ishrak will remain the chairman of our board of directors.

AS OF APRIL 26, 2019

	Board	Audit	Compensation	Finance and Financial Risk	Nominating and Corporate Governance	Quality	Technology and Value Creation
Richard H. Anderson
Craig Arnold
Scott C. Donnelly
Andrea J. Goldsmith, Ph.D.
Randall J. Hogan, III
Omar Ishrak
Michael O. Leavitt
James T. Lenehan
Elizabeth G. Nabel, M.D.
Denise M. O’Leary
Kendall J. Powell
Number of fiscal year 2019 meetings	5	12	5	5	4	4	4

Member
Chair

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The principal functions of our six standing committees — the Audit Committee, the Compensation Committee, the Finance and Financial Risk Committee, the Nominating and Corporate Governance Committee, the Quality Committee, and the Technology and Value Creation Committee — are described below.

Audit Committee(1)
Randall J. Hogan III (Chair) Richard H. Anderson James T. Lenehan Elizabeth G. Nabel, M.D. Responsibilities:	Number of meetings during Fiscal Year 2019 12

■	Overseeing the integrity of Medtronic’s financial reporting
■	Overseeing the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors
■	Overseeing Medtronic’s compliance with applicable legal and regulatory requirements, including overseeing Medtronic’s engagements with, and payments to, physicians and other health care providers
■	Reviewing with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies
■	Reviewing annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommending to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K
■	Reviewing and discussing with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases
■	Reviewing major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives and off-balance sheet structures on Medtronic’s financial statements
■	Discussing policies with respect to risk assessment and risk management, including risks affecting Medtronic’s financial statements, operations, business continuity, and reputation and the reliability and security of our information technology and security systems, and the steps management has undertaken to monitor and control such exposures
■	Undertaking the appointment, compensation (subject to the requirements of Irish corporate law), retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee
■	Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm
■	Reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review and any recent investigations by regulatory or professional agencies, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic
■	Reviewing the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considering whether there should be rotation of the lead partner or the independent auditor itself
■	Establishing clear policies for hiring current and former employees of the independent registered public accounting firm
■	Preparing the Report of the Audit Committee
■	Meeting with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit
■	Reviewing the results of the annual audit examination
■	Reviewing with the independent registered public accounting firm its evaluation of Medtronic’s identification of, accounting for, and disclosure of related party transactions
■	Advising the Board with regard to Medtronic’s policies and procedures regarding compliance with laws and regulations
■	Considering, at least annually, the independence of the independent registered public accounting firm
■	Reviewing the adequacy and effectiveness of Medtronic’s internal control over financial reporting, including information technology and security systems related to internal controls, and disclosure controls and procedures
■	Reviewing with the Vice President of Internal Audit the performance of Medtronic’s internal audit function and the results of any significant internal audits
■	Reviewing candidates for the positions of Chief Financial Officer and Controller of Medtronic
■	Establishing procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters
■	Meeting privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm
■	Meeting privately in executive session with the Chief Ethics and Compliance Officer, and approving any decisions with regard to hiring, terminating, disciplining, or compensating the Chief Ethics and Compliance Officer

(1)	The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Board also determined that all members have acquired the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules.

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Audit Committee Pre-Approval Policies

Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and do not permit any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members, but such member(s) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee(1), (2)
Craig Arnold (Chair) Richard H. Anderson Scott C. Donnelly Randall J. Hogan, III Kendall J. Powell Responsibilities:	Number of meetings during Fiscal Year 2019 5

■	Reviewing compensation philosophy and major compensation programs
■	Annually reviewing executive compensation programs
■	Annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives, as well as input from the Nominating and Corporate Governance Committee; determining and approving the total compensation of the Chief Executive Officer
■	Annually approving the total compensation of all other executive officers, including base salaries
■	Provide oversight and recommend incentive compensation plans and equity-based compensation plans and approve stock and other long-term incentive awards
■	Monitoring compliance by the Chief Executive Officer and senior management with the Company’s stock ownership guidelines
■	Reviewing new compensation arrangements and reviewing and recommending to the Board severance arrangements for senior executive officers
■	Reviewing and discussing with management the Compensation Discussion and Analysis required by the rules of the SEC and recommending to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement
■	Assisting the Board in reviewing results of any shareholder advisory votes on executive compensation, responding to other shareholder communications that relate to the compensation of senior executive officers, and reviewing and recommending to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes
■	Preparing the Committee’s report to be included in Medtronic’s annual proxy statement
■	Assessing the Company’s risk relating to its compensation policies and practices
■	The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee also may delegate certain of its responsibilities to one or more designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 32 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

(1)	The Board has determined that all members of the Compensation Committee satisfy the applicable compensation committee requirements of the NYSE and the SEC.

(2)	No member of the Compensation Committee during fiscal year 2019 was an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2019 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. During fiscal year 2019, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Global Senior Product Manager as further described in this proxy statement under Corporate Governance - Related Party Transactions and Other Matters beginning on page 26. Mr. Powell had no involvement in the hiring of this role and has had no involvement in Ms. Powell’s performance assessments or compensation decisions.

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Finance and Financial Risk Committee
Denise M. O’Leary (Chair) Richard H. Anderson Craig Arnold Andrea J. Goldsmith, Ph.D. (effective June 21, 2019) Michael O. Leavitt Kendall J. Powell Responsibilities:	Number of meetings during Fiscal Year 2019 5

■	Reviewing and approving management’s recommendations to the Board for significant capital expenditures
■	Reviewing, approving and monitoring significant strategic transactions
■	Reviewing and overseeing management’s plans and objectives for the capitalization of the Company
■	Reviewing and approving management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies
■	Reviewing and approving management’s recommendations to the Board regarding dividends
■	Reviewing and approving management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock
■	Reviewing and approving management’s recommendations for the Corporate Cash Investment Policy
■	Reviewing management’s decisions regarding certain financial aspects of the Company’s employee benefit plans
■	Reviewing and overseeing the Company’s tax strategies
■	Reviewing with management the Company’s strategies for management of significant financial risks and contingent liabilities
■	Reviewing with management the financial aspects of the Company’s insurance and self-insurance programs
■	Reviewing and recommending to the Board for approval authorization limits for the Committee and the Chief Executive Officer to approve expenditures

Nominating and Corporate Governance Committee
Scott C. Donnelly (Chair) Richard H. Anderson Randall J. Hogan III Denise M. O’Leary Kendall J. Powell Responsibilities:	Number of meetings during Fiscal Year 2019 4

■	Formulating the Company’s policies and procedures for identifying a diverse pool of qualified director candidates and for evaluating and recommending candidates to the Board for nomination for election as directors
■	Implementing the Committee’s policies to identify, evaluate and recommend to the Board individuals for the Board to nominate for election as directors
■	Reviewing and making recommendations to the Board regarding whether members of the Board should stand for re-election
■	Considering any resignation offered by a director
■	Developing an annual evaluation process for the Board and its committees
■	Recommending to the Board directors to serve as members of each committee and recommending any changes to the Board or standing committees that the Committee believes desirable
■	Monitoring emerging corporate governance trends and overseeing and evaluating the Company’s corporate governance policies and programs to align with market best practices
■	Reviewing the Company’s Principles of Corporate Governance at least annually and recommending changes to the Board to align with market best practices
■	Reviewing shareholder proposals and recommending to the Board proposed Company responses to such proposals
■	Reviewing, in accordance with the Company’s Related Party Transaction Policies and Procedures, transactions and relationships with related parties that are required to be approved or ratified thereunder
■	Reviewing the Company’s Related Party Transactions Policies and Procedures on a periodic basis and recommending changes to the Board
■	Reviewing the Company’s Standards for Director Independence, recommending any modifications to the standards deemed necessary for the proper governance of the Company, and providing at least annually to the Board the Committee’s assessment of which directors should be deemed independent directors
■	Reviewing at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determining which directors are “financial experts”
■	Overseeing and reviewing on a periodic basis the continuing education program for directors and the orientation program for new directors
■	Providing advice to the Board regarding director compensation and benefits
■	Reviewing the Company’s stock ownership guidelines for directors, monitoring compliance with such guidelines, and recommending changes to the Board
■	Reviewing Medtronic’s corporate political contributions
■	Reviewing the Company’s actions and governance policies in furtherance of its corporate social responsibility, including considering the sustainability and impact of the Company’s business operations on employees, citizens, communities and the environment

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Quality Committee
Elizabeth G. Nabel, M.D. (Chair) Andrea J. Goldsmith, Ph.D. (effective June 21, 2019) Michael O. Leavitt James T. Lenehan Denise M. O’Leary Responsibilities:	Number of meetings during Fiscal Year 2019 4

■	Overseeing assessment and making recommendations to the Board regarding the Company’s overall quality strategies and systems to monitor and control product quality and safety, the Company’s response to quality and quality systems assessments conducted by the Company and external regulators, the Company’s response to material quality issues and field actions, and the Company’s technology and cybersecurity strategies, systems, and controls to ensure reliability and prevent unauthorized access.
■	Overseeing risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of such studies
■	Staying informed of major regulatory changes both domestically and internationally to ensure the Company is poised to meet new standards

Technology and Value Creation Committee
Michael O. Leavitt (Chair) Craig Arnold Scott C. Donnelly Andrea J. Goldsmith, Ph.D. (effective June 21, 2019) James T. Lenehan Elizabeth G. Nabel, M.D. Responsibilities:	Number of meetings during Fiscal Year 2019 4

■	Overseeing assessment and making recommendations to the Board regarding the Company’s product, service, and technology portfolio and its effect on the Company’s growth and performance, emerging science and technology trends that will affect the Company, the Company’s approach to identifying and developing new markets, and the Company’s intellectual property portfolio
■	Monitoring the overall direction, effectiveness, and competitiveness of the Company’s research and development programs and pipeline
■	Evaluating the technological aspects of potential acquisitions as requested by the Board
■	Reviewing and assessing the Company’s competitive standing from a technological point of view
■	Providing updates to the Quality Committee, as requested, regarding technological advances in cybersecurity
■	Evaluating the economic value of new and existing products and services

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Director Independence

Under the NYSE Corporate Governance Standards, to be considered independent, the Board must affirmatively determine that the director has no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors (all of our non-management directors) are independent under the NYSE Corporate Governance Standards: Messrs. Anderson, Arnold, Donnelly, Hogan, Lenehan and Powell, Drs. Goldsmith and Nabel, Gov. Leavitt and Ms. O’Leary. In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified by Medtronic’s Standards for Director Independence, which correspond to the NYSE standards on independence. These standards identify certain types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include:

■	being a current employee, or having an immediate family member who is an executive officer, of an entity that has made or is expected to make immaterial payments to, or that has received or is expected to receive immaterial payments from, Medtronic for property or services, and each such relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship (Messrs. Anderson, Arnold and Hogan, and Drs. Goldsmith and Nabel);
■	being an executive officer, director and less than 50% equity owner of an entity that receives immaterial payments from Medtronic for professional services, which relationship, through the relevant entity, relates to limited consulting services, and is not a material relationship (Gov. Leavitt); and
■	being an employee or executive officer of a non-profit organization to which Medtronic or The Medtronic Foundation has made immaterial contributions (Drs. Goldsmith and Nabel).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to, transactions with, or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that the directors had no role with respect to the Company’s decision to make any of the purchases or sales or to engage in the relationship, and that the nature and amount of payments involved in the transactions would not influence the relevant director’s objectivity in the boardroom or have a meaningful impact on such director’s ability to satisfy fiduciary obligations on behalf of Medtronic’s shareholders.

In the course of fulfilling its duties, the Board of Directors also considered situations in which the director had a further removed relationship with the relevant third party, such as being a director or trustee (rather than an employee or executive officer), of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates. The Board determined that no such further removed relationships impact the independence of its directors.

Related Party Transactions and Other Matters

The Board of Directors of Medtronic has adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic or any of its subsidiaries and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and any other information regarding the interested transaction or the related party that would be material to investors in light of the circumstances. An interested transaction may be approved only if it is determined in good faith that, under all of the circumstances, the interested transaction is in the best interests of Medtronic and its shareholders. In addition, the Nominating and Corporate Governance Committee has reviewed certain categories of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Nominating and Corporate Governance Committee (or another member if the chair is interested in the transaction) the authority to pre-approve or ratify any interested transaction in which the aggregate amount is not expected to exceed $1 million. Finally, the policies provide that no director shall participate in any discussion or vote regarding an interested transaction for which he or she is a related party, except that the director shall provide all relevant information concerning the interested transaction to the Nominating and Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

■	the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;
■	Medtronic or a subsidiary is a participant; and

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■	any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than ten percent beneficial owner of another entity).

An “interested transaction” includes a material amendment or modification to an existing interested transaction.

A “related party” is defined as any:

■	person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement) an executive officer, director or nominee for election as a director (even if they do not presently serve in that role);
■	greater than five percent beneficial owner of Medtronic’s ordinary shares; or
■	immediate family member of any of the foregoing, as such terms are interpreted under Item 404 of Regulation S-K.

During fiscal year 2019, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Global Senior Product Manager. The aggregate value of the compensation paid to Ms. Powell during fiscal year 2019 was approximately $170,594, which included salary, bonus and equity compensation. In addition, Ms. Powell received the standard benefits provided to other non-executive Medtronic employees for her services during fiscal year 2019. Ms. Powell is not an executive officer of, and does not have a key strategic role within, Medtronic.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters.

Our Lead Independent Director may be contacted via e-mail at leaddirector@medtronic.com. Shareholders may also communicate with our independent directors via e-mail at independentdirectors@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic through management or our legal counsel or by using Medtronic’s confidential compliance line. In addition, our Code of Ethics for Senior Financial Officers provides specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer.

These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations, and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations, and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the About Medtronic — Corporate Governance section, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

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Director Compensation

The Nominating and Corporate Governance Committee conducts a biennial review of our non-employee director compensation program and makes recommendations for adjustments, as appropriate, to the Board. In connection with the review conducted in fiscal year 2019, the Nominating and Corporate Governance Committee’s outside consultant on director compensation, Willis Towers Watson, assessed the compensation paid to our non-employee directors against non-employee director compensation trends and data from our 27-company peer group, which includes both Irish and non-Irish companies. After consultation with Willis Towers Watson, the Nominating and Corporate Governance Committee found the compensation program to be appropriate and no changes were made to the program in fiscal year 2019.

The principal features of the compensation received by our non-employee directors for fiscal year 2019 are described below.

Non-employee Directors are eligible for the following compensation:

■	Annual Cash Retainer – Non-employee directors are entitled to receive an annual cash retainer for their service on the Board. Committee chairs and the Lead Independent Director are entitled to a supplemental annual cash stipend, and non-chair Audit Committee members are entitled to an additional cash stipend. Directors who are also Medtronic employees receive no fees for their services as directors. Our objective in using annual cash retainers and stipends is to recognize the stewardship role of non-employee directors with respect to our success and the increasing demands and responsibilities of our non-employee directors. The annual cash retainer and stipend fees are paid according to the following schedule:

Director Compensation
Annual Cash Retainer	$175,000
Committee Chair Stipends:
Audit	$25,000
Compensation	$20,000
Nominating and Corporate Governance	$20,000
Finance and Financial Risk	$20,000
Quality	$20,000
Technology and Value Creation	$20,000
Lead Independent Director Stipend	$40,000
Member Audit Committee	$15,000

■	Annual Stock Awards – Each non-employee director receives an annual restricted stock unit award equal in value to $175,000, which vests as described in the Stock Awards section below. We use full-value awards and a fixed dollar value for setting equity levels to compensate our non-employee directors in a manner that is consistent with majority practice and that is competitive with our peers. We believe that the annual equity grant to our non-employee directors, in combination with our stock ownership guidelines (described in the Stock Holdings section below), further aligns the interests of our non-employee directors with the interests of our shareholders.

The Director Compensation table reflects all compensation awarded to, earned by, or paid to the Company’s non-employee directors during fiscal year 2019. No additional compensation was provided to Mr. Ishrak for his service as a director on the Board , and no additional compensation will be provided to Mr. Martha for his service as director on the Board effective November 1, 2019.

Non-Employee Director	Fees Earned or Paid in Cash	(1)	Stock Awards	(2)	Total
Richard H. Anderson	$190,000		$175,004		$365,004
Craig Arnold	$195,000		$175,004		$370,004
Scott C. Donnelly	$235,000		$175,004		$410,004
Randall J. Hogan, III	$200,000		$175,004		$375,004
Shirley Ann Jackson, Ph.D.	$117,800		$283,569		$401,369
Michael O. Leavitt	$195,500		$175,004		$370,504
James T. Lenehan	$190,000		$175,004		$365,004
Elizabeth G. Nabel, M.D.	$210,000		$175,004		$385,004
Denise M. O’Leary	$195,000		$175,004		$370,004
Kendall J. Powell	$175,000		$175,004		$350,004
Robert C. Pozen	$108,500		$283,569		$392,069
Andrea J. Goldsmith, Ph.D.(3)	$22,593		$0		$22,593

(1)	Dr. Jackson and Mr. Pozen served as directors until the 2018 Annual General Meeting and therefore compensation amounts are prorated to reflect their partial fiscal year of service.
(2)	Stock awards for Dr. Jackson and Mr. Pozen include an additional pro-rated award for partial service in FY 2019.
(3)	Dr. Goldsmith’s service as a director became effective on March 11, 2019 and therefore compensation amounts are prorated to reflect her partial fiscal year of service.

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Fees Earned or Paid in Cash

The fees earned or paid in the cash column represent the amount of the annual retainer and annual cash stipend for Board and committee service.

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant year. The table on page 21 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows the committees on which the individual directors serve.

Stock Awards

Directors are annually granted restricted stock units on the first day of the fiscal year in an amount equal to $175,000 divided by the fair market value of a Medtronic ordinary share on the date of grant. Grants are made on a pro rata basis for participants who are directors for less than the entire preceding fiscal year and are reduced by 25% for any directors who failed to attend at least 75% of the applicable meetings during such fiscal year. The restricted stock units vest on the one-year anniversary of the grant date.

Dividends paid on Medtronic ordinary shares are credited to a director’s stock unit account in the form of additional units.

Prior to the Covidien acquisition in January 2015, directors were granted deferred stock units rather than restricted stock units. The balance in a director’s stock unit account will be distributed to the director in the form of Medtronic ordinary shares upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.

Stock Holdings

Non-employee directors held the following restricted stock units, stock options, and deferred stock units as of April 26, 2019:

	Restricted	Stock	Deferred
Non-Employee Director	Stock Units	Options	Stock Units
Richard H. Anderson	2,184	—	28,969
Craig Arnold	2,184	—	—
Scott C. Donnelly	2,184	—	2,172
Andrea J. Goldsmith, Ph.D.	—	—	—
Randall J. Hogan, III	2,184	—	—
Michael O. Leavitt	2,184	—	7,693
James T. Lenehan	2,184	1,813	22,372
Elizabeth G. Nabel, M.D.	2,184	—	—
Denise M. O’Leary	2,184	1,813	31,209
Kendall J. Powell	2,184	—	21,443

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic plc Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer. Until the ownership guideline is met, the directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the directors must retain 75% of after-tax shares for one year following grant of equity compensation awards. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after grant or when the ownership guidelines are met. In the case of retirement or termination, shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of August 1, 2019, all directors were in compliance with the stock ownership and retention policy; however, due to their more recent appointments, Dr. Nabel and Dr. Goldsmith are expected to make progress towards the required ownership guidelines over time.

Deferrals

Prior to the Covidien acquisition in January 2015, directors were able to defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program. This was a nonqualified plan designed to allow participants to defer a portion of their pre-tax compensation, and to earn returns or incur losses on those deferred amounts based upon allocation of their balances to one or more investment alternatives, which were the same investment alternatives that Medtronic offers its employees through its 401(k) Plan. Director contributions in the deferred compensation program were discontinued effective as of the close of the Covidien acquisition in January 2015.

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SHARE OWNERSHIP INFORMATION

Significant Shareholders

The following table shows information as of August 1, 2019, concerning each person who is known by us to beneficially own more than 5% of our ordinary shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(1)	111,983,176	N/A	8.33
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(2)	98,921,138	N/A	7.40
Wellington Management Group LLP, 280 Congress St, Boston, MA 02210(3)	74,273,145	N/A	5.53

(1)	The information for security ownership of this beneficial owner is based on a Schedule 13G filed by The Vanguard Group on February 13, 2019. On such date, Vanguard, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 1, 2019, the shareholder beneficially owns approximately 8.33% of our shares outstanding.
(2)	The information for security ownership of this beneficial owner is based on a Schedule 13G filed by BlackRock, Inc. on February 11, 2019. On such date, BlackRock, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 1, 2019, the shareholder beneficially owns approximately 7.4% of our shares outstanding.
(3)	The information for security ownership of this beneficial owner is based on a Schedule 13G filed by Wellington Management Group LLP on February 12, 2019. On such date, Wellington Management Group LLP, together with its affiliates, held indirect voting power over ordinary shares. Based upon shares outstanding as of August 1, 2019, the shareholder beneficially owns approximately 5.53% of our shares outstanding.

Beneficial Ownership of Management

The following table shows information as of August 1, 2019, concerning beneficial ownership of Medtronic’s ordinary shares by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	(8)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days
Richard H. Anderson(1)	97,356		31,124
Craig Arnold	30,635		2,002
Michael J. Coyle(2)	747,127		603,452
Scott C. Donnelly(3)	11,197		4,186
Randall J. Hogan, III	37,447		2,002
Omar Ishrak(4)	2,031,847		1,852,821
Andrea J. Goldsmith, Ph.D.	260		259
Michael O. Leavitt	18,363		9,735
James T. Lenehan	55,465		26,305
Bradley E. Lerman	416,309		387,062
Geoffrey S. Martha	388,793		371,275
Elizabeth G. Nabel, M.D.	8,034		2,002
Denise M. O’Leary	66,238		10,090
Karen L. Parkhill(5)	341,733		299,059
Kendall J. Powell(6)	35,371		23,559
Directors and executive officers as a group (21 persons)(7)	6,143,425		5,351,070

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his adult son. Includes 4,800 shares held by Mr. Anderson’s spouse’s trust.
(2)	Includes 4,104 shares held by Mr. Coyle’s spouse and 250 shares held by family trust.
(3)	Includes 245 shares held by Mr. Donnelly’s spouse’s trust.

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(4)	Includes indirect holdings of Mr. Ishrak of 7,615 shares held by GRAT 2017 and 10,000 shares held by GRAT 2018.
(5)	Includes 86 shares held by Ms. Parkhill’s trust and 300 shares held by each of Ms. Parkhill’s three children.
(6)	Includes 3,000 shares held by Mr. Powell’s spouse’s trust.
(7)	As of August 1, 2019, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately 0.28% of the shares outstanding.
(8)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable or RSUs vesting and payable within 60 days of the December 6, 2019 Annual General Meeting, and the right to receive shares for deferred stock units within 60 days of the December 6, 2019 Annual General Meeting upon a director’s resignation.

Delinquent Section 16(a) Report

Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2019, no director, officer, or other person subject to Section 16(a) of the Exchange Act (“Section 16”) with respect to Medtronic failed to file on a timely basis any report required by Section 16.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation programs and decisions made by the Compensation Committee in regard to the compensation of the following named executive officers (“NEOs”) for fiscal year 2019:

Name	Title
Omar Ishrak	Chairman and Chief Executive Officer
Karen L. Parkhill	Executive Vice President and Chief Financial Officer
Michael J. Coyle	Executive Vice President and Group President, Cardiac and Vascular Group
Bradley E. Lerman	Senior Vice President, General Counsel and Corporate Secretary
Geoffrey S. Martha	Executive Vice President and Group President, Restorative Therapies Group

Executive Summary

Executive Compensation Philosophy

Our compensation programs align the interests of all our executives, including NEOs, with those of our shareholders. Our programs are market-competitive to ensure we attract, retain and engage highly talented executives with compensation packages established pursuant to the following principles:

■	Market-Competitive. We benchmark and assess our program annually to ensure market-competitive total direct compensation consisting of base salary, an annual cash incentive and long-term cash and equity incentives.

■	Pay for Performance. We emphasize pay for performance by fixing at least 75% of NEO target total direct compensation (base salary + target annual incentive + target long-term incentive) on the attainment of annual and long-term Company performance goals.

■	Market Median Pay. We position each element of total direct compensation (base salary + target annual incentive + target long-term incentives) within a market median range that is +/- 15% of median for base salary and annual incentive and +/- 20% of median for long-term incentives and total direct compensation. Performance that is above or below the median of our 27-company comparison group (“Comparison Group”) will generate total compensation that is above or below the median total compensation for the same group.

■	Comprehensive Benefit Programs. We enhance competitive total direct compensation with comprehensive employee benefit programs that support retirement, health and wellness. NEOs have the same health and retirement benefits as other Medtronic executives.

■	Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.

■	Focus on Quality. We emphasize quality: payouts under our annual incentive plan can be reduced if a quality compliance modifier performance threshold is not achieved. The quality modifier, which may reduce but not increase a payout, is designed to align Medtronic employees with the Medtronic Mission, “To strive without reserve for the greatest possible reliability and quality in our products...”. The modifier uses Food and Drug Administration inspection observations to provide a standardized and rigorous assessment of our product and process quality.

Background and Context for Fiscal Year 2019

Fiscal Year 2019 NEO Compensation

The Compensation Committee made the following compensation decisions effective for the start of fiscal year 2019 based on company and individual performance during fiscal year 2018. These decisions set base salary as well as the targeted values for annual and long-term incentive plans that commence for fiscal year 2019:

■	Salary merit increases for the NEOs averaged 3.0%.

■	Target annual incentive opportunities as a % of base salary for FY19 were 175% for Mr. Ishrak, 110% for Ms. Parkhill, 100% for Mr. Coyle and Mr. Martha, and 85% for Mr. Lerman. There were no changes from FY18 amounts.

■	Long-Term Incentive Plan (“LTIP”) target opportunities increased 10.7% to $3,765 million for Ms. Parkhill and 20% to $3.0 million for Mr. Martha. The LTIP target opportunity for Mr. Coyle increased 7.3% to $4.4 million. LTIP targets for Mr. Ishrak and Mr. Lerman remained the same as FY2018 at $13.5 million and $3.0 million respectively.

The LTIP increases for Ms. Parkhill and Mr. Martha are designed to bring their target values to their market median over a period of time following their appointment.

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Fiscal Year 2019 Financial Performance Highlights

During fiscal year 2019, Medtronic delivered strong results as the company executed on its sustainable growth strategy, driving therapy innovation and global market penetration, while delivering enterprise synergies to expand margins. All of this resulted in a significant improvement in free cash flow.

For the company’s annual incentive plan, performance was as follows: (i) revenue growth was in the mid-single digit range on a comparable, constant currency basis, (ii) non-GAAP diluted earnings per share (“EPS”) growth was in the high-double digit range on a comparable basis, and (iii) after adjusting for certain delayed restructuring and tax payments, free cash flow would have been $5.7 billion. As illustrated below, the company’s performance was above target in revenue growth and significantly above target in free cash flow, with non-GAAP EPS falling below target. As a result, payout for the annual incentive plan was above target and paid out at 107%.

For the company’s long-term performance plan, performance was as follows: (i) revenue growth was in the mid-single digit range on a comparable, constant currency basis, and (ii) return on invested capital was in the low-double digits. As illustrated below, the company exceeded its revenue growth target, but fell below its return on invested capital target. As a result, payout for the long-term performance plan was below target and paid out at 79%.

(1)	Refer to page 42 for definitions of revenue growth and free cash flow used in calculating results for Medtronic’s Annual Incentive Plan.
(2)	These metric’s represent non-GAAP financial measures and reconciliations to GAAP financial measures are included in Appendix A. Results are adjusted for management’s discretion as allowed under the company’s Annual Incentive Plan.
(3)	Refer to page 44 for definitions of revenue growth and return on invested capital (“ROIC”) used in calculating result for Medtronic’s Long-Term Performance Plan.

In addition, award payouts for the annual incentive plan and the three-year long-term performance plan were at 107% and 79% of target award opportunities, respectively, as summarized below.

ACTUAL PERFORMANCE AS A PERCENT OF PLAN PERFORMANCE &
ACTUAL AWARD PAYOUT AS A PERCENT OF TARGET AWARD PAYOUT

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Compensation of our Chief Executive Officer

The compensation of our CEO is positioned within the median range of our Compensation Comparison Group and is based on the same design elements and performance standards that are applicable to the other NEOs. For fiscal year 2019 the Compensation Committee determined to increase the CEO’s base salary by 3%, maintain his target annual incentive opportunity at 175% of base salary, and maintain his long-term incentive opportunity at $13.5 million which was equally allocated to stock options, restricted stock units, and long-term performance plan awards.

The following chart presents a comparison of our CEO’s “realizable compensation” relative to company performance for the last three completed fiscal years. Realizable compensation represents the sum of actual base salaries paid, actual bonuses earned,the Black-Scholes value of stock options, fair market value of restricted stock and projected value of long-term performance awards as of April 26, 2019. Company profitability consists of cumulative earnings before interest and taxes (EBIT), and EBIT return on revenue, EBIT return on assets, EBIT return on equity and EBIT return on capital. Company growth consists of three-year net revenue, operating cash flow, net income and diluted EPS cumulative compound annual growth rates. Total shareholder return consists of three-year stock price appreciation and dividend reinvestments. All financial performance amounts for Medtronic and the comparison companies are based on GAAP as reported amounts as of the last completed fiscal year-end. The analysis indicates that realizable compensation is reasonably aligned with company profitability and total shareholder return, conservative relative to growth and further indicates that realizable compensation is 5 percent lower than total direct compensation as granted over that same 3-year period.

3-Year Average Performance Rank		3-Year Total	3-Year CEO
		Shareholder	Realizable
Profitability	Growth	Return	Pay Rank ($000)
Gilead Sciences (GILD)	BMY	BA	ABT	$125,593
AbbVie (ABBV)	UNH	CSCO	MRK	$105,903
Biogen (BIIB)	BSX	ABT	LLY	$105,533
Amgen (AMGN)	PFE	QCOM	CSCO	$105,468
Johnson & Johnson (JNJ)	ABBV	UNH	HON	$87,463
Intel (INTC)	INTC	INTC	JNJ	$85,934
3M (MMM)	BA	DHR	UNH	$83,239
PepsiCo (PEP)	BIIB	LLY	BA	$83,235
Bristol-Myers Squibb (BMY)	LMT	BSX	IBM	$79,948
Lockheed Martin (LMT)	MDT	HON	UTX	$77,191
Boeing (BA)	LLY	MRK	PEP	$75,427
Cisco Systems (CSCO)	PG	LMT	ABBV	$75,002
Coca-Cola (KO)	MMM	ABBV	BSX	$72,455
IBM (IBM)	PEP	PG	LMT	$72,139
Honeywell (HON)	AMGN	UTX	PG	$71,392
Procter & Gamble (PG)	ABT	PFE	AMGN	$68,440
Pfizer (PFE)	HON	JNJ	DHR	$68,018
Eli Lilly (LLY)	DHR	PEP	INTC	$67,919
UnitedHealth Group (UNH)	JNJ	AMGN	PFE	$66,295
QUALCOMM (QCOM)	MRK	MMM	GE	$61,655
Merck (MRK)	CSCO	KO	MMM	$57,464
United Technologies (UTX)	UTX	MDT	KO	$53,229
Medtronic MDT	IBM	IBM	MDT	$48,601
Boston Scientific (BSX)	GE	BIIB	QCOM	$47,767
Danaher (DHR}	QCOM	GILD	BIIB	$41,426
Abbott Laboratories (ABT)	KO	BMY	BMY	$38,463
General Electric (GE)	GILD	GE	GILD	$31,917
Medtronic Rank = 22%	MDT Rank = 62%	MDT Rank = 20%	MDT Rank = 13%
Medtronic Average Rank = 34%

3-YEAR MEDTRONIC CEO TOTAL DIRECT COMPENSATION
AS GRANTED VERSUS REALIZABLE COMPENSATION

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Target total direct compensation represents base salary + target annual incentive + target long-term incentive

	FY2018	FY2019	Change
Base Salary (000s)	$1,643	$1,693	3.0%
Target Annual Bonus (000s)	$2,876	$2,963	3.0%
Long-Term Incentives (000s)	$13,500	$13,500	0.0%
Target Total Direct Compensation (000s)	$18,019	$18,155	0.8%

NEO Pay Versus Performance

The Compensation Committee annually evaluates how the amount of annual cash compensation aligns with the Company’s performance when ranked against the comparison companies. For purposes of this analysis, annual cash compensation is evaluated based on company size, profitability, and growth and annual cash compensation represents the actual base salaries and annual bonuses paid for each fiscal year. As illustrated below, the Compensation Committee has aligned total annual compensation for the NEOs with the Company’s relative size and performance over the last five fiscal years.

MEDTRONIC PERFORMANCE VERSUS TOTAL ANNUAL COMPENSATION

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Consideration of “Say-on-Pay” Voting Results

For fiscal year 2018, the Medtronic advisory vote on “say-on-pay” garnered shareholder support of 94%. The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of the shareholder “say-on-pay” vote in making compensation decisions during fiscal year 2019. The Medtronic advisory vote is held on an annual basis.

At our 2018 annual meeting, shareholders again showed strong support for our executive compensation programs with 96% of the votes cast approving our executive compensation.

Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Based on this feedback and the 96% say-on-pay approval by shareholders in 2018, the Committee concluded that shareholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining fiscal year 2019 compensation actions.

Relative Total Shareholder Return

The Compensation Committee decided to add a Relative Total Shareholder Return metric to the LTIP in fiscal year 2019 (see page 44 for more detail). This decision was, in part, based on suggestions from shareholders.

Corporate Governance

The Compensation Committee has incorporated the following market-leading governance features into our programs:

Summary of Key Compensation Practices
Double-trigger change of control vesting of compensation and benefits, including equity
Comprehensive clawback policy that applies to annual incentive, long-term incentives and equity compensation
Rigorous stock ownership requirements and holding periods on portions of after-tax shares until guidelines are met
Targets for performance metrics aligned to financial goals communicated to shareholders
Multiple performance metrics under our short- and long-term performance-based plans discourage short-term risk-taking at the expense of long-term results
What We Do	Forfeiture policy providing forfeiture of equity awards when a NEO terminates employment for any reason other than retirement, disability, death, or termination under specific circumstances related to a change of control
Responsible use of shares under our long-term incentive program
Align pay and shareholder performance
Engagement of an independent compensation consultant
Limited perquisites
No defined benefit supplemental executive retirement plans or special healthcare coverage for NEOs
No “single-trigger” vesting of equity awards in event of a change of control
No dividends or dividend equivalents on unearned equity compensation
What We Do Not Do	No excessive severance benefits
No hedging and pledging of Company stock permitted for executives
No “golden parachute” excise tax gross-ups
No backdating or repricing of stock option awards
No multi-year compensation guarantees

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Participants in Executive Compensation Design and Decision-Making Process

Role of Compensation Committee

The Compensation Committee establishes our compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Committees of the Board and Meetings — Compensation Committee” beginning on page 23 of this proxy statement.

Independent Compensation Consultant

The Compensation Committee has engaged FW Cook, an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates the Compensation Committee on compensation trends and regulatory developments, and counsels the Committee on program designs and specific compensation decisions related to our CEO and other executives. This is the only work completed by the Independent Consultant for Medtronic and the services of that firm are at the discretion and direction of the Compensation Committee.

In April 2019, the Compensation Committee decided to change compensation consultants for FY20 and engaged Semler Brossy as the independent external consultant (the “Independent Consultant”) to advise the Committee on all matters related to executive compensation. Semler Brossy completed transition activities through the end of fiscal year 2019 and fully transitioned into the role in July 2019.

In June 2013, the Compensation Committee adopted enhanced independence standards for outside consultants that mirror the NYSE listing standards. This policy established an assessment framework to confirm and report on a consultant’s independence. The policy also requires a consultant to confirm its independent status according to the Compensation Committee’s standards. The Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis.

In light of the NYSE listing standards, the Compensation Committee has considered the independence of FW Cook. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from FW Cook addressing its independence and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by FW Cook, (ii) fees paid by us as a percentage of FW Cook’s total revenue, (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team and a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of that individual’s immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The Compensation Committee conducts executive sessions without the CEO present. The CEO does not make recommendations to the Compensation Committee about his own compensation.

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Executive Compensation Program Design

The design of our executive compensation program is illustrated below:

Component	Performance Period (yrs.)	Basic Design	Purpose
Base Salary	1	■ Calibrated with the Comparison Group market median range	■ Compensates for carrying out basic duties of the job ■ Recognizes individual experiences, skills, and sustained performance
Benefits	1	■ Health, retirement, and other life events ■ Market-competitive benefits	■ Same benefits available to Medtronic employees ■ Non-qualified deferred compensation plan available to all executives
Perquisites	1	■ Allowance covering expenses such as financial and tax planning, memberships, etc. ■ No tax gross-up	■ Provide a modest allowance to be used in lieu of Company-provided perquisites
Annual Incentive Plan	1

■ Uses revenue growth, non-GAAP diluted EPS growth, free cash flow, and quality compliance performance measures

■ Actual payout for performance below threshold is zero. Payout for performance between threshold and maximum is 50-200% for revenue growth and non- GAAP diluted EPS growth and between 50%-150% for free cash flow

			■ Rewards the accomplishment of annual operating plan based on Company performance and it is driven by performance for our shareholders
Restricted Stock Units	3	■ Granted annually ■ Vest 100% on the 3rd anniversary of grant date ■ Vesting is dependent on achieving a three-year non- GAAP diluted EPS growth threshold	■ Promotes long-term stock ownership in Medtronic ■ Provides retention ■ Includes a long-term performance-based threshold that must be achieved for award vesting
Stock Options	4	■ Granted annually ■ Vest 25% per year starting on the 1st anniversary of grant date	■ Aligns pay with performance by linking value to stock price appreciation and shareholder value creation
Long-Term Performance Plan	3

■ Granted annually

■ Actual pay for performance below threshold is zero; payout for performance between threshold and maximum is 50%-200%

■ Uses cumulative revenue growth, return on invested capital, & relative TSR performance measures over a three-year performance period

■ Payable in cash if performance criteria satisfied

■ Aligns a portion of cash compensation to longer-term strategic financial goals not influenced by variability in the stock market

■ Beginning with the FY19-FY21 plan, total shareholder return relative to our Comparison Group was added as an equally weighted performance measure for 1/3 of the LTPP

The mix of total direct compensation for our NEOs is weighted 84% to 91% at risk with 68% to 74% allocated to long-term incentives, as illustrated below:

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How We Establish Executive Compensation Levels

The Compensation Committee considers relevant market pay practices when establishing executive compensation levels and evaluating compensation programs, including base salary and annual and long-term incentives. To facilitate our ability to benchmark competitive compensation levels and practices, the Compensation Committee established a Comparison Group. The Compensation Committee selected the companies that constitute the Comparison Group after discussing various recommendations from the Independent Consultant. The Comparison Group is selected using Compensation Committee-approved criteria designed to identify companies that reflect our size (measured by revenue, market capitalization, and other size measures), our complexity, and our global footprint and to ensure we include companies that represent our Medical Device and Life Sciences industry.

The Compensation Committee uses data from the Comparison Group to establish a competitive market median range within which individual pay can be positioned to reflect each NEO’s experience and performance. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance. In addition to the competitive market information, the Compensation Committee also reviews information about performance, potential, expertise, and experience for each NEO.

The following table summarizes the selection criteria used by the Compensation Committee to select the Compensation Comparison Group.

Selection Criteria

Start with Standard & Poor’s 100 largest U.S. companies

Limit to Several Relevant Global Industry Classification Standard Sectors

1. Health Care

2. Consumer Staples

3. Industrials

4. Information Technology

5. Materials

Consider the following criteria for selecting companies

1. Overall company size

2. Health care company

3. Global operations

4. Manufacturer

5. Government contractor

6. Geographic competitor

7. Mergers and acquisitions

During fiscal year 2018, the Independent Consultant recommended two changes to the Comparison Group: (1) the removal of Du Pont from the Comparison Group because they were acquired by The Dow Chemical Company in September 2017 and are no longer a relevant comparison company; and (2) the addition of Danaher because it was reclassified from an industrial conglomerate to a health care company in fiscal year 2018 following the spin-off of Fortive. The Compensation Committee approved these changes in fiscal year 2018. Summarized below is a comparison of the Company to the Comparison Group in various measures of financial and market size at the middle of fiscal year 2019:

COMPARISON GROUP SIZE COMPARISONS

27-Company Comparison Group
3M	IBM
Abbott Laboratories	Intel
AbbVie	Johnson & Johnson
Amgen	Lilly
Biogen	Lockheed Martin
Boeing	Merck
Boston Scientific	Monsanto
Bristol-Myers Squibb	Pepsico
Cisco Systems	Pfizer
Coca-Cola	Procter & Gamble
Danaher	Qualcomm
General Electric	United Technologies
Gilead Sciences	UnitedHealth Group
Honeywell

-- All financial and market data are taken from Standard & Poor’s Capital IQ

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Fiscal Year 2019 Compensation Decisions

Fiscal Year 2019 Annual Base Salaries for Named Executive Officers

One of the principles of our compensation philosophy as outlined on page 32 is to maintain base salary within a +/- 15% range around the median base salary paid by our Comparison Group. The range allows for pay decisions to consider individual factors such as performance, potential, expertise, and experience. At the beginning of each fiscal year, the Independent Consultant presents to the Compensation Committee an analysis that identifies the median base salary ranges for the CEO and each NEO based on their respective, or substantially similar, positions in the Compensation Comparison Group. Using this market data the Compensation Committee approves base pay increases for NEOs and recommends to the Board of Directors base pay increases for the CEO considering individual factors such as performance for the previous fiscal year (fiscal year 2018), potential, expertise, and experience.

The table below shows the fiscal year 2019 base salary increases for the CEO and each NEO.

Name	FY2018 Salary (000s)	FY2019 Salary (000s)	Merit % Increase
Omar Ishrak	$1,643	$1,693	3.0%
Karen L. Parkhill	$810	$826	2.0%
Michael J. Coyle	$898	$925	3.0%
Bradley E. Lerman	$816	$849	4.0%
Geoffrey S. Martha	$673	$693	3.0%

In connection with Mr. Martha’s appointment as President effective November 1, 2019, the Company and Mr. Martha entered into a letter agreement, which increased Mr. Martha’s annualized base salary to $1,100,000, prorated in the year of appointment. This base salary will remain in effect following Mr. Martha’s appointment as Chief Executive Officer effective April 27, 2020. The Company also entered into a letter agreement with Mr. Ishrak, pursuant to which Mr. Ishrak’s base salary will decrease on April 27, 2020 to $1,000,000 annually, prorated in the year his appointment to Executive Chairman becomes effective.

Fiscal Year 2019 Annual Incentive Target Pay

Using the same analytical approach described for the annual base salary, the Independent Consultant identifies a +/- 15% range around the median for annual incentive target pay for the CEO and each NEO, which is set as a percentage of annual base salary. No changes were made to fiscal year 2019 annual incentive target pay. The table below shows fiscal year 2019 CEO and NEO annual incentive target pay as a percentage of base salary.

Name	FY2018 MIP Target	FY2019 MIP Target	% Increase/ (Decrease)
Omar Ishrak	175%	175%	0%
Karen L. Parkhill	110%	110%	0%
Michael J. Coyle	100%	100%	0%
Bradley E. Lerman	85%	85%	0%
Geoffrey S. Martha	100%	100%	0%

In connection with Mr. Martha’s appointment as President effective November 1, 2019, the Company and Mr. Martha entered into a letter agreement, which provided that Mr. Martha would be eligible for an annual incentive target of 150% of his base salary, prorated in the year of appointment. This annual incentive target will remain in effect following Mr. Martha’s appointment as Chief Executive Officer effective April 27, 2020.

Fiscal Year 2019 Long-Term Incentive Plan (LTIP) Target Pay

Using the same analytical approach described for the annual base salary and annual target incentive, the Independent Consultant identifies a +/- 20% range around the median for long-term incentive plan target pay for the CEO and each NEO, which is set as target value. For fiscal year 2019, long-term incentive plan target pay for Ms. Parkhill and Mr. Martha were updated coincident with individual performance-based progression towards the competitive market median. LTIP target pay for Mr. Coyle was updated as shown below. The table below shows fiscal year 2019 CEO and NEO long-term incentive targets.

Name	FY2018 LTIP Target (000s)	FY2019 LTIP Target (000s)	% Increase
Omar Ishrak	$13,500	$13,500	0.0%
Karen L. Parkhill	$3,400	$3,765	10.7%
Michael J. Coyle	$4,100	$4,400	7.3%
Bradley E. Lerman	$3,000	$3,000	0.0%
Geoffrey S. Martha	$2,500	$3,000	20.0%

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Fiscal Year 2019 Annual Medtronic Incentive Plan (“MIP”) Design

Annual incentive compensation supports the Compensation Committee’s pay-for-performance philosophy and aligns individual goals with Company goals as set forth in the Company’s annual operating plan. Under the MIP, executives are eligible for cash awards based on the Company’s attainment of performance measures established by the Compensation Committee and the Board of Directors as part of the annual and strategic planning process. Consistent with past practice, the Compensation Committee structured the 2019 annual incentive plan as follows:

■	At the beginning of the fiscal year, the Compensation Committee established performance measures and goals based on the Board approved annual operating plan for revenue growth, non-GAAP diluted EPS (“diluted EPS”), and free cash flow.
■	Also at the beginning of the fiscal year, the Compensation Committee sets individual target awards for each executive, expressed as a percentage of base salary, based on the executive’s level of responsibility and an examination of compensation information from our Comparison Group and market data.
■	After the close of the fiscal year, the Compensation Committee received a report from management regarding Company performance against the pre-established performance goals. Awards were based on each NEO’s individual target award percentage and the overall Company results relative to the specific performance goals, as certified by the Compensation Committee.

In establishing the annual incentive plan design, the Compensation Committee, in consultation with its Independent Consultant and management, considered shareholder feedback, competitive comparisons and the Company’s strategic imperatives. When reviewing and approving the fiscal year 2019 plan design, the Compensation Committee considered the 94% support expressed by shareholders for the fiscal year 2018 say-on-pay proposal and continued to use performance measures aligned with the Company’s Board-approved annual operating plan and that represent the best financial measures of annual executive performance expectations. Accordingly, the key design elements of the fiscal year 2019 annual incentive plan, which are substantially the same as our fiscal year 2018 plan, are as follows:

■	The performance measures were non-GAAP diluted EPS, revenue growth and free cash flow, each weighted equally at 33%. The non-GAAP diluted EPS measure was also designated to be the plan threshold performance measure that had to be achieved in order for any payout to be made under the plan. If the minimum performance goal for the non-GAAP diluted EPS measure was not satisfied, then the plan provided no payout regardless of the results of the other performance measures.

Change in Cash Flow Metric

■	In fiscal year 2018, the Compensation Committee approved the replacement of the cash-flow indicator performance measure with the free cash flow performance measure in order to more closely align with market prevalence for Medtronic’s industry and Comparison Group of companies and to drive longer term free cash flow growth.
■	In addition to setting these three performance measures, the Compensation Committee also established minimum, target and maximum performance requirements for each measure. If the minimum performance requirement for a measure was not met, then no award for that particular measure was payable (and no payout was made at all if the non-GAAP diluted EPS minimum performance requirement was not met). If the maximum performance requirement for a measure was exceeded, then any payout associated with that measure was capped at the maximum performance level, which was 200% of target for revenue growth and non-GAAP diluted EPS and 150% for free cash flow.
■	Although not a performance measure, the Compensation Committee included a Quality Compliance Modifier as part of the plan design to reinforce the importance of quality. Accordingly, if the Company did not meet the requisite quality score, the payout is reduced by five (5) percentage points. The Quality Compliance Modifier may only reduce a payout and cannot increase a payout.

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Fiscal Year 2019 Annual MIP Performance Measures

At the beginning of the fiscal year, the Committee approved the target performance goal and performance range for each of the three equally weighted performance measures. The targets are from the Company’s Board-approved annual operating plan and the performance range is derived from the median performance range structure used by our Compensation Comparison Group.

The following provides details about the performance measures, targets, and performance range.

Measure	Rationale	Performance Targets			Weight
Revenue Growth Over Prior Year (Comparable, Constant Currency)	Top line growth continues to be a key driver of shareholder value.	(95% of Plan) (0.1%)	(100% of Plan) 5.4%	(105% of Plan) 10.7%	1/3 of Payout
(Target Payout %)		50% Minimum	100% Target	200% Maximum
Diluted EPS Growth (Non-GAAP)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders.	(90% of Plan) $4.74	(100% of Plan) $5.25	(110% of Plan) $5.78	1/3 of Payout
(Target Payout %)		50% Minimum	100% Target	200% Maximum
Free Cash Flow (Non-GAAP)	Under the free cash flow metric, Medtronic management is held accountable for GAAP net income including items such as litigation, tax payments and benefits not associated with balance sheet transactions – the Free Cash Flow may be adjusted to avoid payment timing-based windfalls for large items.	(80% of Plan) $4,080	(100% of Plan) $5,100	(120% of Plan) $6,120	1/3 of Payout
(Target Payout %)		50% Minimum	100% Target	150% Maximum
Quality Compliance Modifier Performance Threshold	We focus on quality system compliance measured through FDA inspection results	A score of 30 points or less			A score of more than 30 points reduces payout by five (5) percentage points

For purposes of the annual incentive calculation, “diluted EPS” refers to non-GAAP diluted EPS. A reconciliation of the GAAP to non-GAAP diluted EPS is included in Appendix A to this proxy statement. Revenue Growth represents fiscal year 2019 revenue in comparison to fiscal year 2018 revenue. Free Cash Flow is defined as cash provided by operating activities, less additions to property, plant and equipment as shown on the Statement of Cash Flows, further adjusted for management’s discretionary adjustments as allowed under Medtronic’s Annual Incentive Plan. The Quality Compliance Modifier Performance Threshold uses a score card based on Food and Drug Administration (“FDA”) inspections, non-material FDA warning letters, and material FDA warning letters.

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Fiscal Year 2019 MIP Calculation Methodology

In calculating the annual incentive plan results, if the minimum performance for a measure is met, then a performance multiplier for each performance measure is determined and the overall performance score is calculated. For Revenue Growth and Diluted Earnings Per Share, the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target and 2x if performance is at or above the maximum performance level. For Free Cash Flow the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target and 1.5x if performance is at or above the maximum performance level. The performance multiplier for each performance measure is multiplied by the weighted percentage to obtain a performance score for that measure. The performance scores for each measure are added together for an overall performance score, taking into account the Quality Compliance Modifier. That overall performance score is multiplied by the individual target award and eligible earnings to arrive at the actual payment amount, as illustrated below:

MEDTRONIC INCENTIVE PLAN PERFORMANCE EQUALS:

Fiscal Year 2019 Long-Term Incentive Plan (LTIP) Design

Using the same analytical approach described for annual base salary and short-term incentives, the Independent Consultant identifies a +/- 20% median range for long-term incentive target pay for the CEO and each NEO. Target LTIP is expressed as a fixed dollar value from which the underlying shares subject to the LTIP award are determined based on the market price at the close of business on the grant date.

The target is split equally among three LTIP components: stock options; restricted stock units; and a three-year cash incentive plan called the Long-Term Performance Plan (“LTPP”). For example, the hypothetical target LTIP of $2,400,000 would be granted as $800,000 stock options aggregate grant date Black-Scholes value, $800,000 restricted stock units, and $800,000 under the LTPP.

FY19 LTIP DESIGN

Fiscal Year 2019 Long-Term Incentive Plan Components

Stock Options

Stock options are a performance-based compensation component that tie one-third of the target LTIP value to stock price appreciation and shareholder value creation. Stock options only have value when the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the market close stock price on the date of grant. Stock options have a ten-year term and vest over four years in equal increments of 25% per year beginning one year after the date of grant.

Restricted Stock Units (RSU)

RSUs represent the second one-third of the target LTIP value and are intended to assist in retaining high performing executives and align executives’ compensation with shareholders through long-term stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date. Unlike the more commonly used time-based RSUs used by our Comparison Group, Medtronic’s RSUs include a three-year minimum performance threshold that must be met before the RSUs vest. For fiscal year 2019 RSU grants, the performance threshold was set as the cumulative diluted EPS over a three-year period based on a compound annual growth rate of 3%.

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Long-Term Performance Plan (LTPP)

Our LTPP is a three-year cash incentive plan that is based on long-term measures of Company performance. Our LTPP design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and management. The review considered shareholder feedback, competitive benchmarking, and the Company’s short-term and long-term strategic imperatives. The LTPP has different measures than our short-term incentive plan as it is tied to longer term financial performance measures that are not influenced by variability in the stock market. The LTPP pays in cash after the end of the three fiscal year performance period. A new LTPP award grant and performance period is established at the beginning of each fiscal year. Because three-year performance periods overlap, performance goals are established at the start of each performance period and, once established, do not change.

Fiscal Year 2019 LTPP Design

Beginning with the FY2019 – FY2021 LTPP performance period, Relative TSR is weighted at one-third along with Revenue Growth and ROIC. This change is in response to suggestions from shareholders about introducing this metric into the Company’s long-term incentive plans.

FY19 LTPP DESIGN

Fiscal Year 2019 Long-Term Performance Plan Performance Measures

At the beginning of the fiscal year, the Committee approved the LTPP performance measures and targets for the fiscal year 2019 - 2021 performance cycle. The targets were established based on Medtronic’s strategic plan and aligned with the goals disclosed to investors. The revenue growth measure, target, and performance range are different from those applicable to the annual incentive plan because the LTPP measures revenue performance on a cumulative basis over a three-year performance period. As in past years, we measure revenue on a cumulative basis because this requires that each year’s growth is counted. We set performance goals for threshold, target and maximum performance based on a targeted growth rate for revenue in each year of the three-year period as shown in the table below.

The following table provides detailed information about each performance measure.

Measure	Rationale	Performance Targets			Weight
Three-year Revenue Growth	Compounded annual growth rate required over three fiscal years to achieve objectives. Measured on a cumulative basis so that each year of the performance period is counted in the final results.	Minimum 0%	Target 5%	Maximum 10%	1/3
(Target Payout %)		(50% of Plan)	(100% of Plan)	(200% of Plan)
Three-Year Average Return on Invested Capital (“ROIC”)	ROIC measures all components of management’s responsibility to generate sustained, long-term returns on invested capital.	Minimum 10%	Target 13%	Maximum 18%	1/3
(Target Payout %)		(50% of Plan)	(100% of Plan)	(200% of Plan)
Relative Total Shareholder Return (“Relative TSR”)	Market prevalent approach that will align LTPP with Relative TSR performance while maintaining a strong focus on Revenue Growth and ROIC.	Minimum 25%	Target 50%	Maximum 75%	1/3
(Target Payout %)		(50% of Plan)	(100% of Plan)	(200% of Plan)

The revenue growth used in LTPP results is defined as the three-year cumulative revenue growth measured at constant currency. ROIC is defined as non-GAAP net income after the removal of the after-tax impact of amortization plus interest expense net of tax, divided by Invested Capital, averaged over the 3-year period. Invested Capital is defined as Total Equity Plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year. Relative Total Shareholder Return was added for the FY19-FY21 LTPP plan and is defined as the ending share price of a share of common stock, plus the value of reinvested dividends, divided by the beginning share price. Both beginning and ending share prices are measured over a 30-day average. Relative TSR is measured against Medtronic’s Compensation Comparison Group.

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Fiscal Year 2019 Long-Term Performance Plan Calculation Methodology

For each performance measure, the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target, and 2x if performance is at or above the maximum performance level. The performance multiplier for each performance measure is multiplied by the weighted percentage to obtain a performance score for that measure. The performance scores for each measure are added together for an overall performance score. That overall performance score is then multiplied by the applicable NEO’s individual target award to arrive at the actual payment amount.

LONG-TERM PERFORMANCE PLAN PAYOUT EQUALS:

Fiscal Year 2019 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2019 Annual Incentive Plan Results and Payouts

At the end of the fiscal year, the Committee reviewed performance against the incentive plan targets for fiscal year 2019 and approved the resulting CEO and NEO annual incentive plan payout percentages and payments as shown below.

ANNUAL MIP FINANCIAL RESULTS:

	Non-GAAP Diluted EPS (2)	Revenue Growth	Free Cash Flow(2)(3)	Total Payout Percent
FY19 Actual	$5.17	5.5%	$5,676
FY19 Target	$5.25	5.4%	$5,100
Payout Level	92.16%	101.74%	128.24%
Objective Weight	33.33%	33.34%	33.33%
Award Level	30.72%	33.91%	42.75%	=
Quality Compliance Modifier(1)	—	—	—
Total Payout Percent	—	—	—	107.38%
(1)	The Quality Compliance Modifier performance threshold was achieved, resulting in no reduction to the annual incentive plan payout.
(2)	Non-GAAP diluted EPS and free cash flow are considered non-GAAP financial measures under applicable SEC rules and regulations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in Appendix A of this proxy statement.
(3)	$in millions.

ANNUAL MIP QUALITY COMPLIANCE MODIFIER:

The company works diligently to comply with all quality and regulatory requirements and is routinely monitored by federal regulators. During fiscal year 2019 nine non-material observations were noted across Medtronic’s global operations, below our metric threshold as noted below:

		Score
	Multiplier	FY17	FY18	FY19
Material Warning Letters	20	—	—	—
Non-Material Warning Letter Findings	1	11	—	9
Average Findings per Inspection	10	7	4	2
FY 2019 Total		18	4	11
Goal – Not to exceed				30.00

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ANNUAL MIP PAYMENTS:

Name	FY2019 Actual Performance	FY2019 MIP Target	FY2019 MIP Award
Omar Ishrak	107.38%	175%	$3,180,888
Karen L. Parkhill	107.38%	110%	$975,891
Michael J. Coyle	107.38%	100%	$992,758
Bradley E. Lerman	107.38%	85%	$774,579
Geoffrey S. Martha	107.38%	100%	$744,458

Fiscal Year 2017 — 2019 Restricted Stock Unit Payout Results

At the end of the fiscal year, the Committee certified the attainment of the threshold 3% cumulative diluted EPS growth performance results for the restricted stock unit performance period that began in fiscal year 2017 and was completed at the end of fiscal year 2019.

The following table shows the results for fiscal year 2017-2019 Restricted Stock Unit Performance Threshold:

Fiscal Year	EPS
FY2016 (Baseline)	$4.01	(1)(3)
FY2017	$4.31
FY2018	$4.68	(4)
FY2019	$5.17	(5)
3-year Cumulative Compound Annual Growth Rate (CCAGR)(2)	8.38%
(1)	In order to provide year-over-year comparability and to calculate CCAGR above, FY2016 - FY2018 non-GAAP diluted EPS were adjusted for the divestiture of Medtronic’s Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses during the second quarter of fiscal year 2018.
(2)	Calculated as a CCAGR.
(3)	FY2016 non-GAAP diluted EPS was adjusted due to the determination of the Compensation Committee and Medtronic management that the special charge recorded in connection with the impairment of a debt investment should not be included in the Non-GAAP earnings adjustment used for the purposes of FY2016 Annual Incentive Plan (MIP) and Restricted Stock Unit performance threshold calculations.
(4)	Fiscal year 2018 non-GAAP diluted EPS was adjusted due to the determination of the Compensation Committee and Medtronic Management that the charges recognized in connection with the impairment off an IPR&D asset should be included in operating results for compensation purposes under the Annual Incentive Plan.
(5)	FY2019 non-GAAP diluted EPS was adjusted as contemplated under the MIP for year-over-year comparability. For the reconciliation from GAAP diluted EPS to non-GAAP diluted EPS for FY2019, refer to Appendix A of this proxy statement.

Fiscal Year 2017 — 2019 Long-Term Performance Plan Payout Results

At the end of the fiscal year, the Committee certified the results for the LTPP performance period that began in fiscal year 2017 and was completed at the end of fiscal year 2019. Payments of awards for this LTPP performance period were made during the first fiscal quarter of fiscal year 2020 and can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 51.

The following table shows the results for fiscal year 2017 – 2019 LTPP and the resulting total payout percentage:

Year	Revenue Growth (1)	ROIC(2)
FY2017(3)	3.5%	10.1%
FY2018(3)	5.2%	10.7%
FY2019	5.5%	11.8%
Total/Average	4.4%	10.9%
2017-2019 LTPP Target	5.0%	13.0%
Payout Level	93.9%	64.7%
Objective Weight	50.0%	50.0%
Weighted Payout Percent	46.9%	32.4%
TOTAL PAYOUT PERCENT		79.28%
(1)	Revenue Growth is the three-year cumulative revenue growth measured at constant currency.
(2)	ROIC is the non-GAAP net income after the removal of the after-tax impact of amortization plus interest expense net of tax, divided by Invested Capital, averaged over the 3-year period. Invested Capital is Total Equity plus interest bearing liabilities less cash and cash equivalents for each year.
(3)	Results are adjusted to remove the Cardinal divestiture financials.

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LONG-TERM PERFORMANCE PLAN PAYMENTS:

Name	FY17-FY19 Actual Performance	FY17-FY19 Targets	FY17-FY19 Awards
Omar Ishrak	79.28%	$4,500,000	$3,567,600
Karen L. Parkhill	79.28%	$1,000,000	$792,800
Michael J. Coyle	79.28%	$1,366,668	$1,083,495
Bradley E. Lerman	79.28%	$1,000,000	$792,800
Geoffrey S. Martha	79.28%	$766,668	$607,815

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the same programs for NEOs. All employees participate in the same health care plans, and we do not provide NEOs with any different or additional benefit plans, except for a business allowance of $24,000 for U.S.-based NEOs and $40,000 for the CEO. Our business allowance policy is described in detail below.

United States Tax-Qualified Retirement Plans

Medtronic sponsors a number of United States tax-qualified retirement plans for its employees, including the NEOs. The Company maintains the Medtronic Retirement Plan (“MRP”), which consists of two types of benefits – the Final Average Pay Pension (“FAPP”) benefit and the Personal Pension Account (“PPA”) benefit. Employees hired before May 1, 2005 could elect to receive the FAPP and either the PPA or the Personal Investment Account (“PIA”) feature in the Medtronic Savings and Investment Plan – our 401(k) plan.

Mr. Ishrak is a participant in the PPA. The PPA is a defined benefit pension plan. The company contributes 5% of eligible compensation for each year of participation into the participants account and participants earn interest at a rate equal to the 10-year U.S. treasury bond rate.

Employees hired or rehired on or after May 1, 2005 but prior to January 1, 2016 are not eligible for the FAPP benefit as that particular benefit has been closed to new entrants but may elect either the PPA benefit under the MRP or the PIA feature under the 401(k) plan. Messrs. Coyle, Lerman, and Martha participate in the PIA plan. Under the PIA plan the company contributes 5% of eligible compensation each year.

Employees hired or rehired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (“MCC”) feature in the 401(k) plan. The MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Ms. Parkhill is a participant in the MCC plan.

Additional details regarding the MRP, PIA, and 401(k) plan are provided on page 59 of this proxy statement.

Supplemental Retirement Plans

The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including the NEOs, with benefits that supplement those provided under our tax-qualified plans. The NRPS is designed to restore benefits lost under the PPA, PIA, FAPP or MCC due to covered compensation limits prescribed by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan

The Company provides all employees at the vice president level or above, including our NEOs, and highly-compensated employees with a market-competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax-qualified 401(k) Plan for all employees. There are no Company contributions to the plan or Company subsidized returns or Company guaranteed returns.

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Business Allowance

Medtronic does not provide any perquisites such as automobiles, club memberships, or financial and tax advisors. Instead, we provide NEOs with a market-competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning, automobiles or club memberships. The business allowance is paid as taxable income, and we do not track how executives use their respective business allowances. The annual business allowances provided to our U.S.-based NEOs in fiscal year 2019 ranged from $24,000 to $40,000. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The business allowances and travel expenses are included in the “All Other Compensation” column of the Summary Compensation Table.

Corporate Aviation Service

The Medtronic Aviation service provides air transportation for use primarily by the CEO and members of the Board of Directors. Other executives may occasionally use the aviation services for business purposes based on availability and approval by the CEO or General Counsel. The service will help facilitate more effective and efficient travel planning and limited personal use is deemed appropriate in conjunction with scheduled business travel.

Change of Control Policy

Compensation in a change of control situation is designed to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control, and to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change of control policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing change of control benefits should motivate senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our change of control policy is discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.”

Our Change of Control (COC) Policy requires a “double trigger” and only applies if a participant is involuntarily terminated without cause or the participant terminates employment for good reason within three years after a COC event. Our COC policy also does not provide for any “golden parachute” excise tax gross-ups.

Compensation Risk Assessment

Compensation policies and practices are also designed to discourage inappropriate risk-taking. While you should refer to the section entitled “Governance of Medtronic — Board Role in Risk Oversight” beginning on page 20 of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:

■	The NEOs are subject to stock ownership guidelines that require our CEO to maintain ownership of stock equal to six (6) times annual base salary and the other NEOs to maintain ownership of stock equal to three (3) times annual base salary. As of August 1, 2019, all NEOs are in compliance with the stock ownership and retention guidelines.
■	Incentive plans are more heavily weighted toward long-term performance to reduce the incentive to impair the prospects for long-term performance in favor of maximizing performance in one year.
■	Improper payments or gains from incentives and equity compensation are subject to clawback.
■	Short-term and long-term cash incentive payments are capped at 183% and 200% of target payout respectively.
■	Short-term and long-term cash incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. Short-term cash incentives focus on annual operating plan financial measures such as revenue growth, diluted EPS, and cash flow. Long-term cash incentives measure shareholder three-year ROIC and three-year revenue growth relative to our long-term strategic expectations communicated to shareholders.
■	The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances. For example, controlling for large unplanned transactions that generate a plan windfall that is not aligned with annual operating income.
■	The Compensation Committee annually reviews an in-depth risk assessment of Medtronic’s sales and non-sales compensation programs. The assessment includes a review of fixed versus variable pay mix, incentive plan metrics, and payout formulas as well as governance and compliance mechanisms such as approval authorities and payment claw back policies. The review completed in March of fiscal year 2019 found that no compensation programs, policies, or practices were likely to have a material adverse impact on Medtronic.

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Executive Compensation Governance Practices and Policies

Stock Ownership and Retention Policy

Medtronic’s executive stock ownership and retention guidelines are meant to align management and shareholder incentives, at the highest levels of Medtronic’s organization. Those guidelines require the CEO to maintain ownership of stock equal to six (6) times annual base salary and other NEOs to maintain stock ownership equal to three (3) times annual base salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax profit shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. For purposes of complying with the guidelines shares owned outright, legally or beneficially, by an officer or the officer’s immediate family members, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count toward the guideline. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.

Compliance with our ownership and retention guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s ordinary shares on the NYSE for the six (6) calendar months preceding the measurement date. As of August 1, 2019, all NEOs are in compliance with the stock ownership and retention policy.

Hedging and Pledging Policy

Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in short sales of Medtronic securities (including short sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan.

Sale and Transfer of Awards

All stock option, restricted stock, restricted stock unit, and performance-based restricted stock/restricted stock unit awards are granted under plans that specifically prohibit the sale, assignment and transfer of awards with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture (“Clawback”)

The Company has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper awards or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant mistakenly paid or awarded to the executive officer as a result of misconduct (as defined below), the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of our Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture

The Company may require the return or forfeiture of cash and shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six (6) months prior to or twelve (12) months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence that is consistent with the intent noted in items a - c, as determined by the Compensation Committee.

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Equity Award Granting Practices

The Compensation Committee typically approves annual long-term incentive awards for NEOs each June at a regular meeting of the Compensation Committee (CEO awards approved by Board of Directors). The awards are granted at the next regularly scheduled grant date. Medtronic typically grants equity on the first trading day of each quarter of the Fiscal Year.

New hire, promotion, retention and other special or ad hoc awards for NEO’s are approved by the Compensation Committee. The grants are typically effective on the next regularly scheduled grant date following Committee approval. Medtronic adheres to the following practices when granting equity awards:

■	Stock options are granted with an exercise price equal to the market close stock price of Medtronic ordinary shares on the date of grant.
■	We prohibit the repricing of stock options. This includes amending outstanding options to lower their exercise price, substituting new awards with a lower exercise price or executing a cash buyout.

Tax and Accounting Implications

In evaluating compensation programs applicable to our NEOs (including the Company’s annual and long-term incentive plans), the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code, which places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that is deductible by the Company for federal income tax purposes. The Tax Cuts and Jobs Act, enacted on December 22, 2017, eliminates the performance-based exception to the $1 million deduction limit under Section 162(m) effective as of May 1, 2018 (the start of our first taxable year beginning after January 1, 2018). As a result, beginning in fiscal year 2019, compensation paid to our NEOs in excess of $1 million will generally be nondeductible, whether or not it is performance-based (except for certain performance-based compensation paid pursuant to a legally binding arrangement in place on November 2, 2017). The Compensation Committee will continue to maintain maximum flexibility in the design of our compensation programs and in making appropriate payments to NEOs even if not deductible by the Company.

The Compensation Committee also considers accounting treatment in the design of the long-term incentive plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Craig Arnold, Chair	Randall J. Hogan, III
Richard H. Anderson	Kendall J. Powell
Scott C. Donnelly

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EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2019 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 32 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information in the table is provided below, following the table.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Omar Ishrak	2019	1,690,831	—	4,500,054	4,500,236	6,748,488	255,602	101,114	17,796,325
Chairman and Chief Executive Officer	2018	1,641,583	—	4,500,036	2,943,204	8,109,248	240,491	150,569	17,585,131
	2017	1,593,770	—	4,500,042	3,037,488	6,136,139	245,561	173,858	15,687,287

Karen L. Parkhill	2019	825,577	—	1,255,048	1,280,087	1,768,691	—	84,664	5,214,067
Executive Vice President and Chief Financial Officer	2018	807,692	—	1,133,343	757,608	828,808	—	101,078	3,628,529
	2017	620,192	1,000,000	5,400,052	691,882	778,883	—	934,554	9,425,993
Michael J. Coyle	2019	923,492	—	1,466,702	1,491,762	2,076,253	—	122,970	6,081,179
Executive Vice President and Group President, Cardiac and Vascular Group	2018	896,923	—	1,366,696	910,217	2,360,649	—	121,066	5,655,551
	2017	876,923	—	5,366,729	939,375	1,721,808	—	123,725	9,028,989

Bradley E. Lerman	2019	847,385	—	1,000,012	1,025,064	1,567,379	—	109,674	4,549,514
Senior Vice President, General Counsel and Corporate Secretary	2018	815,385	—	1,000,083	670,408	1,815,588	—	107,587	4,409,051
	2017	798,077	250,000	1,000,009	691,882	1,266,988	—	208,532	4,215,488
Geoffrey S. Martha(1)	2019	692,516	—	1,000,012	1,025,064	1,352,273	—	100,961	4,170,826
Executive Vice President and Group President, Restorative Therapies Group

(1)	Mr. Martha was not a Named Executive Officer in fiscal year 2017 or 2018.

Salary

The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2019 Nonqualified Deferred Compensation Table on page 59 of this proxy statement. Each of the NEOs also contributed a portion of salary to the Medtronic Savings and Investment Plan, our 401(k) Plan.

Bonus

Ms. Parkhill’s 2017 amount represents a one-time $1,000,000 bonus following the commencement of her employment with the Company. Mr. Lerman’s 2017 amount represents the final $250,000 installment of his original sign-on bonus of $1,000,000.

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Stock Awards

The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance-based restricted stock units assuming full (maximum) achievement of applicable performance criteria over the performance period (collectively, the “restricted stock awards”) granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. Accordingly, the grant date fair value was determined by multiplying the number of restricted stock units awarded by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2019 Grants of Plan-Based Awards table on page 54 and the footnotes to the 2019 Outstanding Equity Awards at Fiscal Year End table on page 55 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 13 to the financial statements included in the Company’s Form 10-K for fiscal year 2019.

Option Awards

The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The following table provides the assumptions underlying this estimate.

	Stock Option Grant Date
	August 1, 2016	July 31, 2017	July 30, 2018
Fair value of options granted	$ 14.86	$ 13.73	$ 14.75
Assumption used:
Risk-free rate(1)	1.22%	2.00%	2.90%
Expected volatility(2)	21.15%	19.53%	17.74%
Expected life(3)	6.2 yrs	6.2 yrs	6.1 yrs
Dividend yield(4)	1.95%	2.19%	2.25%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the expected term of the option.
(2)	The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s ordinary shares. Implied volatility is based on market traded options of the Company’s ordinary shares.
(3)	The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option.
(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

For a description of the vesting terms of the option awards, see the narrative disclosure following the 2019 Grants of Plan-Based Awards table on page 54 and the footnotes to the 2019 Outstanding Equity Awards at Fiscal Year End table on page 55 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 13 to the financial statements included in the Company’s Form 10-K for fiscal year 2019.

Non-Equity Incentive Plan Compensation

This column reflects the Medtronic MIP and LTPP payments earned by the NEOs during the applicable fiscal year and payable subsequent to fiscal year end. It includes any amounts deferred under the Capital Accumulation Plan (as stated in the 2019 Nonqualified Deferred Compensation table on page 59 of this proxy statement). The table below reflects compensation received by the NEO under each plan for the performance period ending through fiscal year 2019.

			Total Non-Equity
		2017-2019	Incentive Plan
Name	MIP	LTPP	Compensation
Omar Ishrak	$3,180,888	$3,567,600	$6,748,488
Karen L. Parkhill	$975,891	$792,800	$1,768,691
Michael J. Coyle	$992,758	$1,083,495	$2,076,253
Bradley E. Lerman	$774,579	$792,800	$1,567,379
Geoffrey S. Martha	$744,458	$607,815	$1,352,273

For a more detailed description of the terms of the non-equity incentive plan awards, see page 41 of the Compensation Discussion and Analysis and the narrative disclosure following the 2019 Grants of Plan-Based Awards on page 54 of this proxy statement.

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Change in Pension Value and Nonqualified Deferred Compensation Earnings

This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plans. The change in the present value of the accrued pension benefit is influenced by variables such as additional years of service, age, pay and the discount rate used to calculate the present value of the change. In determining the present value of accrued pension benefits under Medtronic’s plans, discount rates of 4.18% for the qualified plan and 3.89% for the nonqualified NRPS were used for fiscal year 2019, down from 4.34% for the qualified plan and 4.21% for the nonqualified NRPS in fiscal year 2018.

The pension values are calculated based on the accrued pension benefits (qualified plan and the nonqualified NRPS) as of April 26, 2019 and the fiscal year-end 2019 ASC 715 disclosure in the financial statements included in assumptions. Assumptions are described in Note 16 to the financial statements included in the Company’s Form 10-K for fiscal year 2019.

All Other Compensation

The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits	(1)	Tax Reimbursement	Company Contributions to Defined Contribution Plans	(2)	Total
Omar Ishrak	2019	$90,108		$0	$11,006		$101,114
Karen L. Parkhill	2019	$24,000		$27	$60,637		$84,664
Michael J. Coyle	2019	$24,000		$42	$98,928		$122,970
Bradley E. Lerman	2019	$24,000		$40	$85,634		$109,674
Geoffrey S. Martha	2019	$24,000		$24	$76,937		$100,961

(1)	This column represents the aggregate incremental cost of perquisites and other benefits, and includes:

■	Mr. Ishrak includes a $40,000 business allowance and $50,108 attributable to personal use of Company aircraft. The amount disclosed does not include de minimis incremental costs incurred by the Company in connection with guests accompanying Mr. Ishrak on the Company aircraft during business flights.
■	Ms. Parkhill includes a $24,000 business allowance.
■	Mr. Coyle includes a $24,000 business allowance.
■	Mr. Lerman includes a $24,000 business allowance.
■	Mr. Martha includes $24,000 business allowance.

The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for such use.

(2)	This amount reflects the contribution by Medtronic to match contributions NEOs elected to make to the Medtronic Savings and Investment Plan. Medtronic provides an automatic matching contribution equal to 50% of a participant’s elective deferrals up to 6% of eligible compensation. The Company also may provide a discretionary matching contribution based on our financial performance during the fiscal year that, when combined with the automatic matching contribution, will not exceed 150% of a participant’s elective deferrals up to 6% of eligible compensation. The fiscal year 2019 discretionary matching contribution was based on diluted EPS achievement of $5.17 and equaled a $0.667 matching contribution for every $1 elective deferral a participant contributed to the plan up to 6% of eligible compensation. The amount for Ms. Parkhill includes $49,632 in Company contributions to the qualified Medtronic Core Contribution Plan (“MCC”) ($8,250) and the nonqualified MCC ($41,382). Participants in the MCC receive a contribution from Medtronic equal to 3% of eligible pay at the end of the fiscal year. The amount for Mr. Coyle includes $87,922 in Company contributions to the qualified PIA ($13,750) and nonqualified PIA ($74,172). The amount for Mr. Lerman includes $74,629 in Company contributions to the qualified PIA ($13,750) and nonqualified PIA ($60,879). The amount for Mr. Martha includes $65,932 in Company contributions to the qualified PIA ($13,750) and nonqualified PIA ($52,182). For additional information on the nonqualified MCC plan, see the 2019 Nonqualified Deferred Compensation table on page 59.

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2019 Grants of Plan-Based Awards

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2019. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2019 Annual Incentive Plan Design” on page 41 and “Fiscal Year 2019 Long-Term Incentive Plan (LTIP) Design” beginning on page 43 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

							Estimated	All Other		Grant
							Future	Option Awards:	Exercise	Date Fair
				Estimated Future Payouts under			Payouts Under	Number of	or Base	Value of
				Non-Equity Incentive Plan Awards ($)			Equity	Securities	Price of	Stock and
							Incentive Plan	Underlying	Option	Option
	Award	Grant	Approval	Threshold	Target	Maximum	Awards Target	Options	Awards	Awards
Name	Type	Date	Date	($)	($)	($)	(# of shares)	(#)	($/Sh)	($)
Omar Ishrak	MIP			493,712	2,962,272	5,430,881
	LTPP			1,125,000	4,500,000	9,000,000
	OPT	7/30/2018	6/21/2018					305,018	89.08	4,500,236
	RSU	7/30/2018	6/21/2018				50,517			4,500,054
Karen L. Parkhill	MIP			151,470	908,820	1,666,185
	LTPP			313,750	1,255,000	2,510,000
	OPT	7/30/2018	6/21/2018					86,762	89.08	1,280,087
	RSU	7/30/2018	6/21/2018				14,089			1,255,048
Michael J. Coyle	MIP			154,088	924,528	1,694,983
	LTPP			366,667	1,466,668	2,933,336
	OPT	7/30/2018	6/21/2018					101,109	89.08	1,491,762
	RSU	7/30/2018	6/21/2018				16,465			1,466,702
Bradley E. Lerman	MIP			120,224	721,344	1,322,476
	LTPP			250,000	1,000,000	2,000,000
	OPT	7/30/2018	6/21/2018					69,477	89.08	1,025,064
	RSU	7/30/2018	6/21/2018				11,226			1,000,012
Geoffrey S. Martha	MIP			115,549	693,293	1,271,049
	LTPP			250,000	1,000,000	2,000,000
	OPT	7/30/2018	6/21/2018					69,477	89.08	1,025,064
	RSU	7/30/2018	6/21/2018				11,226			1,000,012

MIP = Annual performance-based plan award granted under the Medtronic Incentive Plan

LTPP = Long-term performance plan award granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

OPT = Nonqualified stock options granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

RSU = Restricted stock unit, with a performance threshold, granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

Pursuant to his letter agreement, upon appointment as President effective November 1, 2019, Mr. Martha will receive a one-time equity grant under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan. The grant date value of the equity award will be $3.1 million. The equity award will be apportioned among stock options (1/3), restricted stock units (1/3), and a three-year cash incentive plan award (1/3).

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts in these columns represent potential payouts at threshold, target and maximum performance under the FY2019-FY2021 LTPP and the 2019 MIP. The LTPP provides for annual grants that are earned over a three-year period. Earned payouts under the LTPP can range from 25% to 200% of the target grant based on the Company’s performance relative to the following metrics: three-year cumulative revenue growth measured at constant currency and ROIC (12-month non-GAAP earnings after the removal of after-tax impact of amortization and excluding non-recurring items, plus interest expense net of tax all divided by Total Equity plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year averaged over the three-year period). Earned payouts under the MIP for annual revenue growth and diluted EPS can range from 50% to 200% and for free cash flow 50% to 150% of the target award based on Company performance and a quality compliance modifier as described on page 44 of this proxy statement. The threshold payout levels described above reflect threshold performance achievement for one performance metric in the respective LTPP and MIP (including the EPS threshold required for payout under MIP). The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $20 million for the Chief Executive Officer and $10 million for each other participant. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

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Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts in this column represent grants of restricted stock units (RSUs). RSUs vest 100% on the third anniversary of the date of grant provided Medtronic achieves a minimum three-year cumulative diluted EPS over a three year period based on a compound annual growth rate. Unvested RSUs receive dividend equivalent units (DEUs), which are credited and added to the share balance. DEUs are only paid to the extent the underlying RSUs are earned.

All Other Option Awards/Exercise or Base Price of Option Awards

The exercise or base price of the stock option grant represents the closing market price of Medtronic ordinary shares on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four-year period.

Grant Date Fair Value of Stock and Option Awards

This column represents the grant date fair value of each equity award granted in fiscal year 2019 computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used in calculating the amount recognized for stock options granted on July 30, 2018 see page 52 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 13 to the financial statements included in the Company’s Form 10-K for fiscal year 2019.

2019 Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2019. The market or payout value of unearned shares, units or other rights that have not vested is based on $87.35, which was the closing price of Medtronic’s ordinary shares on the New York Stock Exchange on April 26, 2019, and for performance-based restricted stock units and for performance share plan awards presumes that the target performance goals are met.

	Option Awards					Stock Awards
										Equity Incentive Plan
										Awards: Unearned
		Number of Securities					Shares or Units of			Shares, Units or Other
		Underlying Unexercised					Stock That Have			Rights That Have
		Options (#)					Not Vested			Not Vested(1)
				Option	Option				Market			Market or
	Option			Exercise Price	Expiration	Grant	Number		Value	Number		Payout Value
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Date	(#)	(1)	($)	(#)	(1)	($)
Omar Ishrak	07/30/2012	115,338	—	38.81	07/30/2022	08/01/2016				54,304		4,743,454
	07/29/2013	221,765	—	55.32	07/29/2023	07/31/2017				55,736		4,868,540
	07/28/2014	223,073	—	62.76	07/28/2024	07/30/2018				51,372		4,487,344
	08/03/2015	166,667	55,556	78.00	08/03/2025
	08/01/2016	102,203	102,204	88.06	08/01/2026
	07/31/2017	53,590	160,773	83.97	07/31/2017
	07/30/2018	—	305,018	89.08	07/31/2027
Karen L. Parkhill	08/01/2016	22,712	22,712	88.06	08/01/2026	06/20/2016	18,542		1,619,644
	08/01/2016	568	568	88.06	08/01/2026	08/01/2016				12,068		1,054,140
	07/31/2017	13,497	40,491	83.97	07/31/2027	07/31/2017				14,038		1,226,210
	07/31/2017	297	894	83.97	07/31/2027	07/30/2018				14,328		1,251,551
	07/30/2018	—	85,067	89.08	07/30/2028
	07/30/2018	—	1,695	89.08	07/30/2028

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	Option Awards					Stock Awards
										Equity Incentive Plan
										Awards: Unearned
		Number of Securities					Shares or Units of			Shares, Units or Other
		Underlying Unexercised					Stock That Have			Rights That Have
		Options (#)					Not Vested			Not Vested(1)
				Option	Option				Market			Market or
	Option			Exercise Price	Expiration	Grant	Number		Value	Number		Payout Value
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Date	(#)	(1)	($)	(#)	(1)	($)
Michael J. Coyle	07/30/2012	75,548	—	38.81	07/30/2022	08/01/2016				16,493		1,440,664
	10/29/2012	2,404	—	41.60	10/29/2022	08/01/2016	48,270		4,216,376
	07/29/2013	55,441	—	55.32	07/29/2023	07/31/2017				16,928		1,478,661
	07/29/2013	1,808	—	55.32	07/29/2023	07/30/2018				16,744		1,462,588
	07/28/2014	56,852	—	62.76	07/28/2024
	07/28/2014	1,594	—	62.76	07/28/2024
	08/03/2015	46,795	15,599	78.00	08/03/2025
	08/03/2015	962	321	78.00	08/03/2025
	08/01/2016	31,039	31,040	88.06	08/01/2026
	08/01/2016	568	568	88.06	08/01/2026
	07/31/2017	16,275	48,828	83.97	07/31/2027
	07/31/2017	297	894	83.97	07/31/2027
	07/30/2018	—	99,414	89.08	07/30/2028
	07/30/2018	—	1,695	89.08	07/30/2028
Bradley E.	07/28/2014	39,835	—	62.76	07/28/2024	08/01/2016				12,068		1,054,140
Lerman	07/28/2014	1,594	—	62.76	07/28/2024	07/31/2017				12,387		1,082,004
	01/27/2015	50,775	—	74.84	01/27/2025	07/30/2018				11,416		997,188
	08/03/2015	35,898	11,966	78.00	08/03/2025
	08/03/2015	962	321	78.00	08/03/2025
	08/01/2016	22,712	22,712	88.06	08/01/2026
	08/01/2016	568	568	88.06	08/01/2026
	07/31/2017	11,909	35,728	83.97	07/31/2027
	07/31/2017	297	894	83.97	07/31/2027
	07/30/2018	—	67,782	89.08	07/30/2028
	07/30/2018	—	1,695	89.08	07/30/2028
Geoffrey	10/29/2012	2,404	—	41.60	10/29/2022	08/01/2016				9,253		808,250
S. Martha	07/29/2013	1,808	—	55.32	07/29/2023	08/01/2016	12,068		1,054,140
	07/29/2013	20,481	—	55.32	07/29/2023	07/31/2017				10,323		901,714
	07/28/2014	1,594	—	62.76	07/28/2024	07/30/2018				11,416		997,188
	07/28/2014	27,619	—	62.76	07/28/2024
	01/27/2015	34,741	—	74.84	01/27/2025
	08/03/2015	29,487	9,830	78.00	08/03/2025
	08/03/2015	962	321	78.00	08/03/2025
	08/01/2016	17,412	17,413	88.06	08/01/2026
	08/01/2016	568	568	88.06	08/01/2026
	07/31/2017	9,924	29,773	83.97	07/31/2027
	07/31/2017	297	894	83.97	07/31/2027
	07/30/2018	—	67,782	89.08	07/30/2028
	07/30/2018	—	1,695	89.08	07/30/2028

(1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the 2019 Outstanding Equity Awards at Fiscal Year-End table that correspond to a June 20, 2016, grant date for Ms. Parkhill reflect a time-based restricted stock unit award that vests 1/3 on each of the first, second, and third anniversaries of the grant date. For Mr. Coyle in the amount of 48,270 and Mr. Martha in the amount of 12,067, the August 1, 2016 grants vest in three years. The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the 2019 Outstanding Equity Awards at Fiscal Year End table that correspond to August 1, 2016, July 31, 2017 and July 30, 2018 grant dates reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided the established performance threshold for each award is achieved.

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The table below shows the vesting schedule for all unexercisable options.

		Vesting Schedule for Unexercisable Options
Name	Grant Date	2019	2020	2021	2022
Omar Ishrak	08/03/2015	55,556
	08/01/2016	51,102	51,102
	07/31/2017	53,591	53,591	53,591
	07/30/2018	76,254	76,254	76,255	76,255
Karen L. Parkhill	08/01/2016	11,356	11,356
	08/01/2016	284	284
	07/31/2017	13,497	13,497	13,497
	07/31/2017	298	298	298
	7/30/2018	21,266	21,267	21,267	21,267
	7/30/2018	423	424	424	424
Michael J. Coyle	08/03/2015	15,599
	08/03/2015	321
	08/01/2016	15,520	15,520
	08/01/2016	284	284
	07/31/2017	16,276	16,276	16,276
	07/31/2017	298	298	298
	07/30/2018	24,853	24,853	24,854	24,854
	07/30/2018	423	424	424	424
Bradley E. Lerman	08/03/2015	11,966
	08/03/2015	321
	08/01/2016	11,356	11,356
	08/01/2016	284	284
	07/31/2017	11,909	11,909	11,910
	07/31/2017	298	298	298
	07/30/2018	16,945	16,945	16,946	16,946
	07/30/2018	423	424	424	424
Geoffrey S. Martha	08/03/2015	9,830
	08/03/2015	321
	08/01/2016	8,706	8,707
	08/07/2016	284	284
	07/31/2017	9,924	9,924	9,925
	07/31/2017	298	298	298
	07/30/2018	16,945	16,945	16,946	16,946
	07/30/2018	423	424	424	424

The table below shows the vesting schedule for all unvested restricted stock and restricted stock units.

		Vesting Schedule for Unvested Restricted
		Stock and Restricted Stock Units
Name	Grant Date	2019	2020	2021	2022
Omar Ishrak	08/01/2016	54,304
	07/31/2017		55,736
	07/30/2018			51,372
Karen L. Parkhill	06/20/2016	18,542
	08/01/2016	12,068
	07/31/2017		14,038
Michael J. Coyle	07/30/2018			14,328
	08/01/2016	16,493
	08/01/2016	48,270
	07/31/2017		16,928
Bradley E. Lerman	07/30/2018			16,744
	08/01/2016	12,068
	07/31/2017		12,387

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		Vesting Schedule for Unvested Restricted
		Stock and Restricted Stock Units
Name	Grant Date	2019	2020	2021	2022
Geoffrey S. Martha	07/30/2018			11,416
	08/01/2016	9,253
	08/01/2016	12,068
	07/31/2017		10,323
	07/30/2018			11,416

Mr. Ishrak also owns 282,933 vested and deferred stock units including associated dividend equivalents, which will be distributed following their retirement.

2019 Option Exercises and Stock Vested

The table below includes information related to options exercised by each of the NEOs and restricted stock awards that vested during fiscal year 2019. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Omar Ishrak			59,232	$5,359,311
Karen L. Parkhill			18,132	$1,561,709
Michael J. Coyle	178,219	$10,426,192	16,632	$1,504,863
Bradley E. Lerman			12,758	$1,154,344
Geoffrey S. Martha	49,799	$3,056,639	10,481	$948,321

2019 Pension Benefits

The table below includes information with respect to Medtronic’s pension plans for each of the NEOs as of April 30, 2019, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

		Number of Years of	Present Value of Accumulated Benefit	(1)	Payments During Last Fiscal Year	(2)
Name	Plan Name	Credited Service	($)		($)
Omar Ishrak(1)	Medtronic Personal Pension	7.833	113,129		—
	Account (“PPA”)
	Medtronic, Inc. NRPS	7.833	1,455,767		—
Karen L. Parkhill(2)	—	—	—		—
Michael J. Coyle(2)	—	—	—		—
Bradley E. Lerman(2)	—	—	—		—
Geoffrey S. Martha(3)	Medtronic, Inc. NRPS	7.5833	—		—

(1)	The present value of the accumulated benefits is calculated using the assumptions described in Note 16 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2019 accompanying this proxy statement. Further, in accordance with the disclosure requirements, the accumulated benefit is calculated using the retirement age at which the benefit is unreduced under the plan (i.e., age 65). Only the Medtronic Retirement Plan component of the Medtronic Retirement Plan is reduced for early commencement if the benefit is commenced before the normal retirement age of 65. The Personal Pension Account Plan is an account-based plan and therefore is not reduced for early commencement. Please see below for additional detail.
(2)	Ms. Parkhill, Mr. Coyle, Mr. Lerman and Mr. Martha do not participate in the Company’s defined benefit pension plans
(3)	Mr. Martha was a participant in the tax-qualified GE Pension Plan with his former employer. Upon hire in 2011, Mr. Martha was provided a special benefit to his NRPS. Upon retirement, Mr. Martha receives the present value of the amount that he would have received from the GE Pension Plan as if he had continued to work at GE until retirement, less the sum of: (a) the value of Mr. Martha’s vested PIA account at retirement, (b) the value of Mr. Martha’s vested NRPS account at retirement; and (c) the present value of the benefit Mr. Martha was actually entitled to receive under the GE Pension plan as of November 28, 2011. This amount will be paid as a lump sum.

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The Medtronic Retirement Plan consists of two types of benefits, the Final Average Pay Pension benefit and the Personal Pension Account (PPA) benefit. Effective May 1, 2005, the Company froze the Final Average Pay Pension to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the Final Average Pay Pension or to participate in either the PPA or Personal Investment Account (PIA) described below. Employees hired on or after May 1, 2005 but prior to January 1, 2016, were eligible to elect to participate in the PPA – a cash balance component of the MRP – or the PIA – a component of the Medtronic 401(k) Plan. The benefits provide an annual 5% employer contribution. Effective January 1, 2016, the Company froze the PIA and the PPA to new entrants. All eligible employees continue to accrue retirement benefits under the PIA or PPA. New employees hired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (MCC), which provides an annual 3% employer contribution.

Mr. Ishrak is a participant in the PPA. The PPA is a tax-qualified cash balance defined benefit pension plan available to employees hired on or after May 1, 2005. The Company contributes an amount equal to 5% of eligible compensation for each year of participation into the participant’s account. Eligible compensation under the PPA matches the MRP discussed above. Additionally, each year a participant’s account will earn interest at a rate equal to the 10-year U.S. Treasury bond rate. For the fiscal year ended April 26, 2019 the interest rate was equal to 2.84%. Each participant’s account has a three-year vesting requirement. The PPA value will be forfeited if the participant leaves the Company before that three-year vesting period is finished. Vested benefits in the PPA are portable and participants may receive distributions for any purpose but may then be subject to taxation. A PPA participant leaving the Company may receive distributions in the following ways: 1) roll over benefit into another tax-qualified plan or certain IRAs; 2) lump-sum cash payment; 3) leave the PPA balance in the plan (which will continue to earn returns equal to the 10-year U.S. Treasury bond rate); and 4) various monthly annuity options, including single life, ten-year certain, and joint and survivor options.

The benefits currently paid under the Medtronic Retirement Plan are limited to an annual maximum of $225,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Medtronic Retirement Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. The NRPS is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula (MRP or PPA) in which the executive elected to participate. The NRPS benefit calculated on the MRP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally retirement, termination of employment, or significant reduction in work schedule). The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. The amount of retirement benefit earned under the NRPS is calculated upon separation from service. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.

2019 Nonqualified Deferred Compensation

		Executive		Registrant’s		Aggregate		Aggregate	Aggregate
		Contributions		Contributions		Earnings		Withdrawals/	Balance at
		in Last FY	(2)	in Last FY	(3)	in Last FY	(4)	Distributions	Last FYE	(5)
Name		($)		($)		($)		($)	($)
Omar Ishrak(1)	CAP	—		—		—		—	—
	NRPS	—		—		—		—	—
	RSUs	—		—		2,222,318		—	24,714,222
Karen L. Parkhill(1)	CAP	—		—		—		—	—
	NRPS	—		41,382		2,555		—	94,942
Michael J. Coyle	CAP	2,139,884		—		663,466		—	11,384,983
	NRPS	—		74,172		32,982		—	626,156
Bradley E. Lerman	CAP	123,145		—		21,231		—	486,713
	NRPS	—		60,879		11,061		—	289,821
Geoffrey S. Martha(1)	CAP	1,264,304		—		75,259		—	1,753,306
	NRPS			52,182		13,029			320,103

CAP = Capital Accumulation Plan

NRPS = Nonqualified Retirement Plan Supplement

RSUs = Restricted Stock Units

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(1)	Mr. Ishrak and Ms. Parkhill have not participated in the Capital Accumulation Plan (CAP) or in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS).
(2)	The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table.

Name	Contributions
Omar Ishrak	$—
Karen L. Parkhill	$—
Michael J. Coyle	$2,139,884
Bradley E. Lerman	$123,145
Geoffrey S. Martha	$1,264,304

(3)	These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.
(4)	No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.
(5)	The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions
Omar Ishrak	$—
Karen L. Parkhill	$39,497
Michael J. Coyle	$8,708,922
Bradley E. Lerman	$307,340
Geoffrey S. Martha	$—

Capital Accumulation Plan

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

■	Up to 50% of their base salary;
■	Up to 80% of their annual incentive plan payments;
■	Up to 80% of their commissions (applicable only to those executives in a commission plan); and
■	Up to 80% of their cash long-term incentive plan payments.

The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan; the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses).

Participants receive credits of gains or losses daily based on funds that are indexed to 21 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below.

Return on Funds 12 Months as of April 30, 2019
Medtronic plc Stock Fund	13.41%
Interest Income Fund	5.46%
Vanguard Growth Fund	1.87%
Vanguard International Equity Index	-2.91%
Vanguard Capital Preservation Fund	2.36%
Vanguard U.S. Equity Index	6.69%
Vanguard Total Bond Index	5.21%
Vanguard Target Retirement Income	3.86%
Vanguard Target Retirement 2015	3.55%
Vanguard Target Retirement 2020	3.26%
Vanguard Target Retirement 2025	2.97%
Vanguard Target Retirement 2030	2.72%
Vanguard Target Retirement 2035	2.51%
Vanguard Target Retirement 2040	2.33%
Vanguard Target Retirement 2045	2.11%
Vanguard Target Retirement 2050	1.96%
Vanguard Target Retirement 2055	1.84%
Vanguard Target Retirement 2060	1.73%
Vanguard Inflation Protected	3.23%
10T-100	2.64%
10T-120	3.16%

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When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over 5, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

Participants are entitled to receive dividend equivalents on the RSUs generally in the same manner and at the same time as if each RSU were a share. These dividend equivalents are credited in the form of additional RSUs.

Deferred RSUs are payable on the date six months or one year following a separation from service, pursuant to individual award agreements. The Company may require a participant to return or forfeit the shares received or receivable in the event the participant is involved in performing services for or on behalf of a competitor, a violation of applicable business ethics policies or any other occurrence determined by the Compensation Committee.

RSUs

Under the Medtronic, Inc. 2003 Long-Term Incentive Plan, certain participants were allowed to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.

ESOP

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into that plan. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Nonqualified Retirement Plan Supplement (NRPS)

The NRPS benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred (excluding any LTPP CAP deferrals). Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS is calculated. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.

Personal Investment Account (PIA)

Available to employees hired on or before December 31, 2015, the PIA is a defined contribution plan in which employees receive a contribution equal to 5% of eligible pay. Of the 5%, 4% is for retirement income and 1% is intended for retiree medical costs. Employees become vested in the PIA after three years of employment.

Medtronic Core Contribution Plan (MCC)

Available to employees hired after January 1, 2016, the MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Medtronic makes this contribution regardless of whether employees contribute. Employees become vested in MCC after three years of employment or upon attaining age 62, whichever comes first.

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Potential Payments Upon Termination or Change of Control

Letter Agreements

Mr. Ishrak is party to a letter agreement with the Company that provides severance payments and benefits under certain termination events consistent with our change of control policy. In the event Mr. Ishrak’s employment is terminated by the Company without “cause” (as defined in the letter agreement) or by Mr. Ishrak for “good reason” (generally defined to include material reduction in salary or MIP target award, material adverse change in title, position and authority, required relocation in excess of 50 miles, or material breach by the Company of the letter agreement), Mr. Ishrak will be entitled to the following payments:

(i) a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally, (ii) a lump sum equal to two times the sum of Mr. Ishrak’s annual base salary and target annual cash opportunity under the MIP, and (iii) the value of 24 months of continued welfare benefits. These severance payments and benefits are subject to Mr. Ishrak’s execution of a general release and continued compliance with the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement.

Mr. Ishrak’s letter agreement also provides that, upon a termination of employment due to death or “disability” (defined to include absence from material duties and responsibilities with the Company for 180 days in any consecutive 12-month period as a result of incapacity due to mental or physical illness or injury), Mr. Ishrak will be entitled to a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally.

Company Severance Practices

Ms. Parkhill and Messrs. Coyle, Lerman and Martha are subject to Medtronic’s Section 16 Officer Severance Practices. These practices, which have received the approval of Medtronic’s Board of Directors, provide severance payments and benefits under certain termination events. In the event of Ms. Parkhill’s or Messrs. Coyle, Lerman or Martha’s employment is terminated by the Company without cause, such executive will be entitled to the following payments:

(i) two times the sum of such executive’s annual base salary and the lesser of (a) the target annual cash opportunity under the MIP or (b) the actual payout of the MIP based on performance, (ii) the value of 24 months of continued health and dental insurance coverage, and (iii) outplacement services.

The table below illustrates the payments due upon involuntary termination as described in the section above, assuming a termination date of April 26, 2019.

Name	Severance Amount	(1)	Welfare Benefits	(2)	Equity Acceleration	(3)	Total
Omar Ishrak	$12,490,887		$21,461		$—		$12,512,348
Karen L. Parkhill	$3,470,040		$37,621		$1,610,338		$5,117,999
Michael J. Coyle	$3,698,112		$49,578		$—		$3,747,690
Bradley E. Lerman	$3,139,968		$49,578		$—		$3,189,546
Geoffrey S. Martha	$2,773,172		$49,005		$—		$2,822,177
(1)	Mr. Ishrak’s amount includes the fiscal year 2019 earned MIP payment ($3,180,888), plus the sum of two times his base salary ($3,385,454) and the target MIP opportunity ($5,924,545) at the time of termination. Ms. Parkhill’s amount includes two times her base salary ($1,652,400) and the lesser of the MIP payout or the target value ($1,817,640). Mr. Coyle’s amount includes two times his base salary ($1,849,056) and the lesser of the MIP payout or the target value ($1,849,056). Mr. Lerman’s amount includes two times the base salary ($1,697,280) and the lesser of the MIP payout or the target value ($1,442,688). Mr. Martha’s amount includes two times his base salary ($1,386,586) and the lesser of the MIP payout or the target value ($1,386,586).
(2)	Amounts represent payments for 24 months of health benefits.
(3)	Amount represents acceleration of a restricted stock grant provided to offset the forfeited value of certain LTI plan components at Ms. Parkhill’s former employer, Comerica, Inc.

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Change of Control Policy

Under Medtronic’s change of control policy, no benefits are payable to an executive officer unless there is both a change of control and a termination of the executive by the Company other than for cause or by the executive for “good reason” as defined by the policy. This is known as a double trigger. Absent a change of control, the policy does not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

The policy provides that for three years after a change of control —the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his or her own employment for good reason (as defined in the policy, and including compensation reductions, demotions, relocation and excess travel) — the second trigger —the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to the prorated value of the Highest Annual Bonus and three times the sum of his or her base salary and Highest Annual Bonus. For these purposes, Highest Annual Bonus means the greater of the average of the bonuses received by the executive for the last three completed fiscal years preceding the year of termination, and the bonus payable for the most recently completed fiscal year. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below in the footnotes to the table. The change of control policy does not include provisions for a “golden parachute” excise tax gross up. Instead, such payments may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause the recipient to receive an “excess parachute payment” (as defined in the Internal Revenue Code) unless the change of control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

Generally, and subject to certain exceptions, a change of control is deemed to have occurred if:

■	a majority of Medtronic’s Board of Directors are individuals other than the nominees for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;
■	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or
■	Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

If a change of control of Medtronic occurs, awards under Medtronic’s annual incentive plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 22, 2013, shareholders approved the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which replaced the Company’s 2008 Stock Award and Incentive Plan, and which was amended and restated in connection with the Covidien acquisition. For awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, or the predecessor 2008 Stock Award and Incentive Plan, and related stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units (including PBRSUs) will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.

If a change of control occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the change of control occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the change of control and disregarding the effects of the change of control.

The table below reflects estimated payments for our NEOs as a result of the change of control policy, assuming (1) the change of control occurred and (2) the Company terminates employment other than for cause or disability or the executive terminates employment for good reason, on April 26, 2019.

Name	Severance Amount	(1)(2)(3)	Long-Term Performance Plan Payouts	(4)	Accelerated Vesting of Stock Options	(5)	Restricted Stock Unit Vesting	(6)	Present Value of Increased Pension Benefits	(7)	Other	(8)	Total
Omar Ishrak	$17,801,733		$9,000,000		$1,062,863		$14,018,386		$654,912		$79,850		$42,617,744
Karen L. Parkhill	$4,123,436		$2,388,334		$139,881		$5,121,815		$—		$244,297		$12,020,763
Michael J. Coyle	$6,744,616		$2,833,336		$316,912		$8,548,844		$—		$351,186		$18,794,894
Bradley E. Lerman	$5,644,237		$2,000,000		$238,664		$3,115,278		$—		$310,678		$11,308,857
Geoffrey S. Martha	$5,057,711		$1,833,334		$198,565		$3,739,558		$—		$283,137		$11,112,305
(1)	This amount includes three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2019’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.
(2)	This amount has been reduced for Mr. Coyle so as to not incur excise taxes under Section 280G.

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(3)	This amount also includes the prorated value of the greater of fiscal year 2019’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.
(4)	This amount represents the unvested projected payments of the 2018-2020 LTPP and 2019-2021 LTPP.
(5)	This amount represents the market gain (or intrinsic value) of unvested options as of April 26, 2019, at the closing price on that date of $87.35.
(6)	This amount represents the value of unvested restricted stock units, PBRSUs and dividend-equivalent units as of April 26, 2019, at the closing price on that date of $87.35.
(7)	This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.
(8)	This amount represents the estimated value of the three-year continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years.

Equity Compensation Plan Information

The following table provides information about Medtronic’s ordinary shares issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 26, 2019, including the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, the Medtronic, Inc. 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2014 Employees Stock Purchase Plan, and the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan.

	(a)(3)	(b)	(c)(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	38,146,722	$57.04	64,404,595
Equity compensation plans not approved by security holders(2)	—	—	—
(1)	Awards under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards, and performance cash awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.
(2)	Amounts disclosed do not include stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, or other stock-based awards to acquire 2,319,190 Medtronic shares relating to former Covidien awards assumed in the acquisitions with a weighted average exercise price of $38.66.
(3)	Column (a) includes 29,358,100 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $74.12, and the following equity awards, which increase the number of shares in column (a) and decrease the number of shares in column (c): 8,278,663 restricted stock units and their dividend-equivalent units in approved plans, 86,487 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, and 423,472 vested units or exercised shares deferred and not yet issued in approved plans.
(4)	Column (c) includes 13,467,927 shares available for issuance as of April 26, 2019 under the Medtronic plc Amended and Restated Employees Stock Purchase Plan and 50,936,668 shares available for issuance as of April 26, 2019 under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan.

CEO Pay Ratio

We are required by SEC rules and regulations to disclose the annual total compensation for our CEO, an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. For the fiscal year ended April 26, 2019, the annual total compensation for our CEO was $17,796,325 as reported in the final column of the Summary Compensation Table and the annual total compensation for our median employee was $74,206 calculated in accordance with the rules applicable to the Summary Compensation Table. For the year ended April 26, 2019, the annual total compensation for our CEO was 240 times that of our median employee.

For purposes of identifying our median employee, we used our worldwide employee population as of January 26, 2019 which consisted of 92,559 total employees, of which 41,557 employees where employed in the United States and 51,002 employees were employed in foreign jurisdictions. As permitted by SEC rules and regulations, we excluded leased employees and independent contractors; no employees from entities we acquired during the year ended April 26, 2019, or foreign jurisdiction(s) were excluded. We used income as reported for federal income tax purposes for employees employed in the United States and an equivalent measure for employees employed in foreign jurisdictions for the 12-month period ending December 31, 2018 as our consistently applied compensation measure, and we annualized this amount for employees who commenced employment during that period. We applied this methodology to our worldwide employee population and did not use any form of statistical sampling.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the four members listed below, each of whom is an independent director in accordance with the Securities and Exchange Commission (“SEC”) and New York Stock Exchange requirements, meets additional independence standards applicable to audit committee members and qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). That firm reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows that accompany Medtronic’s 2019 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 26, 2019, and April 27, 2018, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 26, 2019, are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2019 for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2020 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Randall J. Hogan, III, Chair	James T. Lenehan
Richard H. Anderson	Elizabeth G. Nabel, M.D.

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AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 27, 2018 and April 26, 2019, and fees for other services rendered by PricewaterhouseCoopers. All of the audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2018	Fiscal 2019
Audit Fees(1)	$16,180,000	$15,587,000
Audit-Related Fees(2)	499,000	315,000
Tax Fees(3)	1,511,000	1,011,000
All Other Fees(4)	276,000	34,000
(1)	Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting.
(2)	Audit-related services consisted principally of procedures related to statutory reporting, employee benefit plans, and other agreed upon audit procedures.
(3)	Tax-related services consisted principally of services related to assistance with transfer pricing, tax compliance, tax planning, and tax audits.
(4)	Other service fees consisted principally of services related to special non-audit reports.

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PROPOSAL 2 – NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET AUDITOR REMUNERATION

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 24, 2020 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.

As required by the Audit Committee Charter and Irish law, the Board of Directors is submitting for shareholder ratification the selection of PricewaterhouseCoopers LLP and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

The ratification of the appointment of PricewaterhouseCoopers LLP as the independent external auditor of the Company for the fiscal year ending April 24, 2020 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 2 IS AS FOLLOWS:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for the fiscal year ending April 24, 2020, be and is hereby ratified in a non-binding vote and that the Board of Directors, acting through the Audit Committee, be and is hereby authorized in a binding vote to set the remuneration of the auditor.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING RATIFICATION OF THIS APPOINTMENT AND THE BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S REMUNERATION.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

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PROPOSAL 3 – ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at this Annual General Meeting of Shareholders.

As discussed in more detail in the CD&A, Medtronic’s executive compensation program is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic ordinary shares; favor moderate cash allowances instead of Company-provided perquisites; and discourage inappropriate risk taking.

All executive compensation elements are targeted in relation to the median range of our competitive market, with actual compensation delivered based on Company and individual performance. Performance-based compensation constitutes 84 % to 91% of target NEO compensation, and target long-term performance-based compensation constitutes 68 % to 74 % of NEO compensation. Fiscal year 2019 had strong financial results, and the Company’s top-line and bottom-line growth rates were within the target range of the potential performance payout. In light of these business results, the Company’s annual incentive plan and long-term performance plan paid out at 107.38 % and 79.28 % of targeted amounts, respectively.

In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, the change of control policy no longer includes any excise tax gross-up provisions, and the Company does not provide excessive perquisites or benefits to our NEOs. Also, in furtherance of pay practices preferred by institutional shareholders, equity awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change of control and instead vest only if a participant is involuntarily terminated within a limited period following the change of control. The Company requires each executive to retain significant portions of his or her equity compensation awards and continues to follow a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct.

Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for this Annual General Meeting.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.

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PROPOSAL 4 – RENEWAL OF THE BOARD’S AUTHORITY TO ISSUE SHARES UNDER IRISH LAW

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. The Company’s current authorization is included in our Articles of Association and authorizes the Board to issue shares up to the amount of the Company’s authorized but unissued share capital. This authorization will expire on January 26, 2020. We are presenting this proposal to renew the Board’s authority to issue authorized but unissued shares on the terms set forth below, which are in line with customary practice in Ireland and are more limited than the Board’s current authorization. If this proposal is not approved, the Company will have a limited ability to issue new ordinary shares after January 26, 2020.

It is customary practice in Ireland to seek shareholder authority to issue an aggregate number of shares up to 33% of the company’s issued share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with that customary practice in Ireland, we are seeking approval to issue up to a maximum of 33% of our issued ordinary capital as of August 1, 2019 (the latest practicable date before this proxy statement), for a period expiring on the date which is 18 months from our 2019 Annual General Meeting, unless otherwise varied, revoked or renewed. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority, which is more limited than the Board’s current authority, is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association pursuant to the terms set forth below. In addition, because we are a New York Stock Exchange (NYSE) - listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies.

A majority of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to issue shares.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 4 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION) IS AS FOLLOWS:

“RESOLVED, that, without limitation to the authority contained in Article 7.1 of the Company’s Articles of Association, the directors be and they are, with effect from the passing of this resolution, hereby generally and unconditionally authorized pursuant to section 1021 of the Companies Act 2014 to exercise all the powers of the Company to allot and issue relevant securities (within the meaning of the said section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $44,257.39 (442,573,969 ordinary shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 1, 2019 (the latest practicable date before the proxy statement for this Annual General Meeting)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company; provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF ITS AUTHORITY TO ISSUE SHARES UNDER IRISH LAW.

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PROPOSAL 5 – RENEWAL OF THE BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). Our current authorization to opt out of statutory pre-emption rights, contained in our Articles of Association, will expire on January 26, 2020. We are therefore proposing to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below, which are more limited than the Board’s current authorization.

It is customary practice in Ireland to seek shareholder authority to opt out of the pre-emption rights provision in the event of the issuance of shares for cash if the issuance is limited to up to 10% of a company’s issued ordinary share capital and provided that the authority granted in respect of 5% of such issued share capital is used only for the purposes of an acquisition or a specified capital investment. It is also customary practice for such authority to be limited to a period of 12 to 18 months.

Therefore, in accordance with customary practice in Ireland, we are seeking this authority, pursuant to a special resolution, to authorize the directors to issue shares for cash without applying statutory pre-emption rights, up to a maximum of approximately 10% of the Company’s issued share capital as of August 1, 2019 (the latest practicable date before this proxy statement), provided that the authority granted in respect of 5% of such issued share capital is used for the purposes of an acquisition or a specified capital investment. The proposed authority is for a period expiring on the date which is 18 months from our 2019 Annual General Meeting, unless otherwise varied, renewed or revoked. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash after January 26, 2020, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies.

75% of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to opt out of statutory pre-emption rights. In addition, this proposal is conditioned upon the approval of Proposal 4, as required by Irish law.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 5 (WHICH IS PROPOSED AS A SPECIAL RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:

“RESOLVED, that, subject to and conditional on the passing of the resolution in respect of Proposal No. 4 as set out in the proxy statement for this Annual General Meeting and with effect from the passing of this resolution, but without limitation to the authority contained in Article 7.2 of the Company’s Articles of Association, the directors be and they are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if section 1022(1) of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $13,411.33 (134,113,324 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of August 1, 2019 (the latest practicable date before the proxy statement for this Annual General Meeting)) provided that, with respect to 67,056,662 of such shares (being equivalent to approximately 5% of the issued ordinary share capital as of August 1, 2019), such allotment is to be used for the purposes of an acquisition or a specified capital investment;

and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW.

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PROPOSAL 6 – AUTHORIZATION OF THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES

We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that the Board believes are important to continue.

Pursuant to Article 12 of our Articles of Association, the Board is authorised to effect a repurchase of ordinary shares by way of redemption, and to date all share repurchases have been effected in this manner. However, in order to maintain the flexibility to effect share repurchases by the Company, or any subsidiary of the Company, as “overseas market purchases” for the purposes of the Irish Companies Act 2014, the Board is required under Irish law to obtain shareholder approval. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.

In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 134,113,324 Medtronic ordinary shares, which represents 10% of the Company’s issued and outstanding shares as of August 1, 2019, as and when directed by any plan or program approved by the Board of Directors.

In connection with the parameters established with the Board regarding our proposed share repurchase program, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 6 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:

“RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.0001 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:

(a) The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 134,113,324 shares.

(b) The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c) The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d) This general authority will be effective from the date of passing of this resolution.

(e) This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AUTHORIZE THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

Medtronic plc

Registered Address—

20 On Hatch, Lower Hatch Street

Dublin 2, D02 XH02

Ireland

This proxy statement, the proxy form, Medtronic’s annual report for the year ended April 26, 2019, and our Irish Statutory Financial Statements for the year ended April 26, 2019, will be made available or sent to shareholders commencing on or about October 24, 2019.

Voting by Proxy

Shareholders of the Company who are entitled to attend and vote at the Annual General Meeting are entitled, by voting over the internet, by voting over the telephone, or by using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint a proxy or proxies to attend and vote at the Annual General Meeting on their behalf. A proxy is not required to be a shareholder of the Company.

Appointments of proxies can be made as detailed in the section entitled Proxy Summary. In particular, if you are a shareholder of record of Medtronic and you choose to submit your proxy by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of Bradley E. Lerman and Martha Ha as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

How Proxies will be Voted

The individuals named above have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election by separate resolution of the individuals nominated to serve as directors; for the ratification, in a non-binding vote, of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2020 and authorizing, in a binding vote, the Board of Directors, through the Audit Committee, to set the auditor’s remuneration; for approval on an advisory basis of the Company’s executive compensation; for renewal of the Board’s authority to issue shares under Irish law; for renewal of the Board’s authority to opt out of statutory pre-emption rights under Irish law; and for the authorization of overseas market purchases of Medtronic ordinary shares. The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

You may revoke a proxy by submitting a later-dated proxy, by notifying Medtronic by fax, email, letter sent to Medtronic’s registered office, or other verifiable communication before the meeting, or by revoking it at the meeting. Attendance at the meeting will not, by itself, revoke a proxy. All properly executed or transmitted proxies not revoked will be voted at the meeting.

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Voting at the Meeting

Each Medtronic shareholder of record at the close of business on October 10, 2019, is entitled to one vote for each share then held. As of August 1, 2019, 1,341,133,240 Medtronic ordinary shares (par value US $0.0001 each) were outstanding and entitled to vote.

At the 2019 Annual General Meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of Medtronic entitled to vote at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting. Adoption of proposals 1, 2, 3, 4 and 6 will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy, and adoption of Proposal 5 will require the affirmative vote of 75% of the votes cast by holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the Annual General Meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 26, 2019 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

Admission to the Meeting

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets must be received no later than December 4, 2019. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:

■	verifying your name and share ownership against our list of registered shareholders; or
■	asking to review evidence of your share ownership as of October 10, 2019, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

Seating will begin at 7:45 a.m. and the meeting will begin at 8:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check-point before being granted access to the meeting.

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OTHER INFORMATION

Expenses of Solicitation

Medtronic’s Board of Directors solicits your proxy for use at the 2019 Annual General Meeting of shareholders and any adjournments or postponements of the meeting.

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, including the reimbursement of customary disbursements, that is not expected to exceed $21,000 in the aggregate. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Medtronic.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered timely for inclusion in Medtronic’s proxy statement for the 2020 Annual General Meeting, the written proposal must be received by the Company Secretary at Medtronic’s registered office no earlier than May 27, 2020 and no later than June 26, 2020. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Medtronic’s Articles of Association provide that a shareholder may present a proposal or nominee for director from the floor of the Annual General Meeting that is not included in the proxy statement if proper written notice is received by the Company Secretary at Medtronic’s registered office not less than 50 nor more than 90 days prior to the Annual General Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the close of business on the 10th day following the day on which notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions to, or requests from, the Company Secretary should be made to Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, D92 XH02, Ireland, Attn: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic ordinary shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

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Other

Medtronic’s 2019 Annual Report, including financial statements, is being made available to shareholders of record as of October 10, 2019, together with the other proxy materials.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 26, 2019, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Bradley E. Lerman Company Secretary Medtronic plc

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APPENDIX A – FINANCIAL AND NON-GAAP

RECONCILIATIONS

MEDTRONIC PLC WORLD WIDE REVENUE (Unaudited)

	FOURTH QUARTER						YEAR-TO-DATE
	REPORTED			CONSTANT CURRENCY			REPORTED			COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18	(3)	Growth
Cardiac & Vascular Group	$3,050	$3,135	(2.7)%	$(120)	$3,170	1.1%	$11,505	$11,354	1.3%	$(182)	$11,354		2.9%
Cardiac Rhythm & Heart Failure	1,554	1,633	(4.8)	(56)	1,610	(1.4)	5,849	5,947	(1.6)	(81)	5,947		(0.3)
Coronary & Structural Heart	994	1,005	(1.1)	(47)	1,041	3.6	3,730	3,562	4.7	(76)	3,562		6.9
Aortic, Peripheral & Venous	502	497	1.0	(17)	519	4.4	1,926	1,845	4.4	(25)	1,845		5.7
Minimally Invasive Therapies Group(1)	2,255	2,237	0.8	(96)	2,351	5.1	8,478	8,716	(2.7)	(164)	8,166		5.8
Surgical Innovations	1,529	1,513	1.1	(72)	1,601	5.8	5,753	5,630	2.2	(125)	5,537		6.2
Respiratory, Gastrointestinal, & Renal	726	724	0.3	(24)	750	3.6	2,725	3,086	(11.7)	(39)	2,629		5.1
Restorative Therapies Group	2,215	2,127	4.1	(50)	2,265	6.5	8,183	7,743	5.7	(73)	7,743		6.6
Spine	691	699	(1.1)	(13)	704	0.7	2,654	2,668	(0.5)	(18)	2,668		0.1
Brain Therapies	737	672	9.7	(21)	758	12.8	2,604	2,354	10.6	(34)	2,354		12.1
Specialty Therapies	445	424	5.0	(8)	453	6.8	1,641	1,556	5.5	(11)	1,556		6.2
Pain Therapies	342	332	3.0	(8)	350	5.4	1,284	1,165	10.2	(10)	1,165		11.1
Diabetes Group	626	645	(2.9)	(23)	649	0.6	2,391	2,140	11.7	(36)	2,140		13.4
TOTAL	$8,146	$8,144	—%	$(289)	$8,435	3.6%	$30,557	$29,953	2.0%	$(455)	$29,403		5.5%

(1)	In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory, Gastrointestinal, & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(2)	The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3)	Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

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MEDTRONIC PLC WORLD WIDE REVENUE: GEOGRAPHIC(1) (Unaudited)

	FOURTH QUARTER						YEAR-TO-DATE
	REPORTED			CONSTANT CURRENCY			REPORTED			COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18	(3)	Growth
U.S.	$1,510	$1,530	(1.3)%	$—	$1,510	(1.3)%	$5,750	$5,681	1.2%	$—	$5,681		1.2%
Non-U.S. Developed	1,001	1,074	(6.8)	(76)	1,077	0.3	3,767	3,790	(0.6)	(79)	3,790		1.5
Emerging Markets	539	531	1.5	(44)	583	9.8	1,988	1,883	5.6	(103)	1,883		11.0
Cardiac & Vascular Group	3,050	3,135	(2.7)	(120)	3,170	1.1	11,505	11,354	1.3	(182)	11,354		2.9
U.S.	971	902	7.6	—	971	7.6	3,630	3,804	(4.6)	—	3,394		7.0
Non-U.S. Developed	854	923	(7.5)	(60)	914	(1.0)	3,250	3,378	(3.8)	(66)	3,267		1.5
Emerging Markets	430	412	4.4	(36)	466	13.1	1,598	1,534	4.2	(98)	1,505		12.7
Minimally Invasive Therapies Group	2,255	2,237	0.8	(96)	2,351	5.1	8,478	8,716	(2.7)	(164)	8,166		5.8
U.S.	1,473	1,385	6.4	—	1,473	6.4	5,478	5,164	6.1	—	5,164		6.1
Non-U.S. Developed	484	503	(3.8)	(34)	518	3.0	1,759	1,720	2.3	(38)	1,720		4.5
Emerging Markets	258	239	7.9	(16)	274	14.6	946	859	10.1	(35)	859		14.2
Restorative Therapies Group	2,215	2,127	4.1	(50)	2,265	6.5	8,183	7,743	5.7	(73)	7,743		6.6
U.S.	330	370	(10.8)	—	330	(10.8)	1,336	1,226	9.0	—	1,226		9.0
Non-U.S. Developed	236	218	8.3	(18)	254	16.5	855	739	15.7	(22)	739		18.7
Emerging Markets	60	57	5.3	(5)	65	14.0	200	175	14.3	(14)	175		22.3
Diabetes Group	626	645	(2.9)	(23)	649	0.6	2,391	2,140	11.7	(36)	2,140		13.4
U.S.	4,284	4,187	2.3	—	4,284	2.3	16,194	15,875	2.0	—	15,465		4.7
Non-U.S. Developed	2,575	2,718	(5.3)	(188)	2,763	1.7	9,631	9,627	—	(205)	9,516		3.4
Emerging Markets	1,287	1,239	3.9	(101)	1,388	12.0	4,732	4,451	6.3	(250)	4,422		12.7
TOTAL	$8,146	$8,144	—%	$(289)	$8,435	3.6%	$30,557	$29,953	2.0%	$(455)	$29,403		5.5%

(1)	U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2)	The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3)	Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

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MEDTRONIC PLC GAAP TO NON-GAAP RECONCILIATIONS (Unaudited)

FY2019
(in millions)	Net Income attributable to Medtronic
GAAP	$4,631
Non-GAAP Adjustments:
Restructuring and associated costs(1)	341
Acquisition-related items(2)	72
Certain litigation charges	142
(Gain)/loss on minority investments(3)	(65)
Debt tender premium and other charges(4)	344
IPR&D charges(5)	49
Exit of businesses(6)	118
Amortization of intangible assets	1,497
Certain tax adjustments, net(7)	(40)
Non-GAAP	$7,089

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)	The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.
(3)	Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(4)	The net charge, which includes $485 million recognized in interest expense and ($28 million) recognized in other operating expense, net, primarily relates to the early redemption of approximately $6.4 billion of Medtronic Inc. and CIFSA senior notes.
(5)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.
(6)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.
(7)	The net benefit relates to the impacts of U.S. tax reform, along with intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within the Minimally Invasive Therapies Group on July 29, 2017.

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MEDTRONIC PLC GAAP TO NON-GAAP RECONCILIATIONS (Unaudited)

FY2019
(in millions, except per share data)	Diluted EPS (1)
GAAP	$3.41
Non-GAAP Adjustments:
Restructuring and associated costs(2)	0.25
Acquisition-related items(3)	0.05
Certain litigation charges	0.10
(Gain)/loss on minority investments(4)	(0.05)
Debt tender premium and other charges(5)	0.25
IPR&D charges(6)	0.04
Exit of businesses(7)	0.09
Amortization of intangible assets	1.10
Certain tax adjustments, net(8)	(0.03)
Non-GAAP	5.22
Adjustments as contemplated under Annual Incentive Plan(9)	(0.05)
Non-GAAP diluted EPS for Incentives	$5.17

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)	The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.
(4)	Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)	The net charge, which includes $485 million recognized in interest expense and ($28 million) recognized in other operating expense, net, primarily relates to the early redemption of approximately $6.4 billion of Medtronic Inc. and CIFSA senior notes.
(6)	The charges represent acquired IPR&D in connection with asset acquisitions and charges recognized in connection with the impairment of IPR&D assets.
(7)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.
(8)	The net benefit relates to the impacts of U.S. tax reform, along with intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within the Minimally Invasive Therapies Group on July 29, 2017.
(9)	Adjustments are comprised of gains on minority investments, IPR&D impairments, and charges related to business exits, all of which are included in operating results for compensation purposes under the Annual Incentive Plan.

MEDTRONIC PLC FREE-CASH FLOW

(in millions)	FY2019
Net cash provided by operating activities	$7,007
Additions to property, plant, and equipment	(1,134)
Free Cash Flow(1)	5,873
Adjustments as contemplated under Annual Incentive Plan(2)	(197)
Free Cash Flow for Incentives	$5,676

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.
(2)	As allowed under the Annual Incentive Plan, these adjustments are comprised of payment timing-based adjustments for restructuring and taxes.

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DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the Internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

■	Go to our website at http://investorrelations.medtronic.com;
■	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and
■	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the Internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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Medtronic

710 Medtronic Parkway
Minneapolis, MN 55432-5604
USA
Tel: (763) 514-4000
Fax: (763) 514-4879

www.medtronic.com

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E84797-P27973

MEDTRONIC PLC
Annual General Meeting of Shareholders
December 6, 2019, 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley E. Lerman and Martha Ha, each care of Medtronic plc, 20 Lower Hatch Street, Dublin, Ireland, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, all of the Ordinary shares of MEDTRONIC PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 AM Local Time, on December 6, 2019, at the Shelbourne Hotel, 27 St. Stephen's Green, Dublin, Ireland and any adjournment or postponement thereof. You may vote at the Annual General Meeting of Shareholders if you were a shareholder of record at the close of business on October 10, 2019.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Bradley E. Lerman and Martha Ha, please contact our Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side